Table of Contents

Registrations No. 333-235981

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDIFF LEXINGTON CORP.

(Exact name of registrant as specified in its charter)

Florida	6770	84-1044583
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

401 E. Las Olas Blvd, Suite 1400

Ft. Lauderdale, FL 33301

(844) 628-2100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Tel. No.: (732) 395-4400
Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3) (4)

Common Stock	367,845,132	$0.0003	$110,354	$14
Total	367,845,132		$110,354	$14

(1)	Up to an aggregate of 367,845,132 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) underlying up to 365 shares of Series R Preferred Stock of the Company, each convertible to $1,200 in shares Common Stock to be issued to GHS Investments LLC (“GHS”, and the “Selling Stockholder”) in connection with a securities purchase agreement.

(2)	Based on the reported closing price for our common stock on April 23, 2020, of $0.0003. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by .0001298, pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Previously paid

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL ____, 2020

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cardiff Lexington Corp.

367,845,132 Shares of Common Stock

The Selling Stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 367,845,132 shares of common stock underlying 1,065 Series R Convertible Preferred Stock to be sold by GHS pursuant to a Security Purchase Agreement (the “GHS Financing Agreement”) dated November 20, 2019. If issued presently, the 367,845,132 shares of common stock registered for resale by GHS would represent approximately 30.93% of our 1,497,586,971 issued and outstanding shares of common stock as of April 22, 2020. Additionally, as of the date hereof, the 367,845,132 shares of our common stock registered for resale herein would represent approximately 33.33% of the Company’s public float.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from each sale of Series R Preferred shares to GHS pursuant to the GHS Financing Agreement. We will sell shares to GHS at a price of $1,000 per share of our Series R preferred stock, as negotiated in the GHS Financing Agreement (the “Negotiated Price”).

GHS is an “underwriter” within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

GHS may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholder may sell the shares of common stock being registered pursuant to this Prospectus.

Our common stock is traded on OTC Markets under the symbol “CDIX”. On April 23, 2020, the reported closing price for our common stock was $0.0003 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2020.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Cardiff” the “Company,” “we,” “us,” and “our” refer to Cardiff Lexington Corp., a Florida corporation.

i

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2018 and 2019 are sometimes referred to herein as fiscal years 2018 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Cardiff” refer to Cardiff Lexington Corp., a Florida corporation, and our each of our subsidiaries.

Corporate History

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp (formerly Cardiff International, Inc.) (“Cardiff”, the “Company”), a publicly held corporation.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses. By December 31, 2019, we have acquired ten businesses four merged into two and one we chose to close. Currently, we have: We Three (AHI); Romeo’s NY Pizza; Edge View Properties; Repicci’s Franchise Group; Platinum Tax Defenders and JM Enterprises dba as Key Tax Group.

Overview

Cardiff is a public holding company, much like a cooperative, leveraging proven management in private companies that become subsidiaries under our umbrella. Our focus is not based on a specific industry or geographic location, but rather on a proven management, market, and historical operating margin. We target acquisitions of mature, high growth, niche companies. Cardiff’s strategy identifies and empowers select income-producing middle market private businesses and commercial real estate properties.

The target company’s management team typically maintains control of the day to day operations. Acquisitions become standalone autonomous subsidiaries that gain the advantages of a publicly traded company without losing their independent management control. Management enjoys the advantage of improved valuation, liquidity, synergies, and support, along with diversification and asset appreciation through collective subsidiary performance. Diversification and pooled resources leverage value and mitigate risk.

Cardiff provides these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exit and liquidity strategy for the owner, heirs, and/or Investors.

Cardiff employs a merge, acquire, and hold strategy to maximize value and potential of private, often family run, enterprises while providing diversification and risk mitigation for all shareholders.

Cardiff is led by strong and talented roster of executives and advisors providing expert acquisition, market guidance and added value for subsidiaries and investors. To date, Cardiff consists of the following wholly owned subsidiaries:

We Three, LLC dba Affordable Housing Initiative (“AHI”), acquired May 15, 2014

Romeo’s Alpharetta, LLC dba Romeo’s NY Pizza (“Romeo’s Pizza”), acquired June 30, 2014

Edge View Properties, Inc., (“Edge View”) acquired July 16, 2014

Repicci’s Franchise Group, LLC (“Repicci’s Group”), acquired August 10, 2016

Platinum Tax Defenders, LLC (“Platinum Tax”), acquired July 31, 2018

JM Enterprises 1, Inc. dba Key Tax Group (“Key Tax”), acquired May 2019

Red Rock Travel Group, LLC (“Red Rock”), acquired July 31, 2018, discontinued May 31, 2019

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Organization

We are now comprised as one parent corporation holding company and six operating subsidiaries.

Employees

Collectively, Cardiff and its subsidiaries employ approximately 70 employees and anticipates hiring additional personal with new acquisitions.

Competition

We are a Small Cap holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses.

Proprietary Information

We own the following trademarks: Cardiff USA; Mission Tuition, Legacy Card Company and Small Cap Rescue.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

GHS Equity Purchase Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding (1):	1,497,586,971

Shares being offered:	367,845,132

Shares Outstanding after the offering:	1,865,432,103 assuming each share offered for resale hereby is sold.

Offering Price per share:	The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from our initial sale of Series R Preferred shares to GHS, pursuant to the GHS Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and that the Board of Directors, in good faith deem to be in the best interest of the Company.

Trading Symbol:	CDIX

Risk Factors:	See “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 1,497,586,971 shares outstanding as of April 23, 2020, and excluding 367,845,132 shares of Common Stock issuable in this offering.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2019 and 2018 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	December 31,
	2019	2018
ASSETS
Current assets
Cash	$100,777	$158,676
Accounts receivable-net	118,125	64,345
Inventory	3,079	3,078
Prepaid and other	10,234	51,111
Total current assets	232,215	277,208

Property and equipment, net of accumulated depreciation of $566,858 and $921,904, respectively	273,399	328,295
Land	603,000	603,000
Intangible assets, net	253,550	–
Goodwill	3,499,963	2,092,048
Deposits	19,600	24,600
Right of use - assets	382,129	–
Due from related party	23,338
Other assets	10,000	7,790
Total assets	$5,297,194	$3,332,941

LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expense	$878,380	$840,557
Accrued expenses - related parties	1,522,000	747,000
Accrued interest	589,007	366,297
Right of use - liability	388,933	–
Due to director & officer	136,349	137,817
Deferred revenue	297,113	74,684
Line of credit	91,099	1,999
Common stock to be issued	500	500
Notes payable	284,891	190,571
Notes payable - related party	84,746	214,495
Convertible notes payable, net of debt discounts of $140,619 and $201,024, respectively	595,257	785,788
Convertible notes payable - related party	–	165,000
Net, liabilities of discontinued operations	2,342,388	1,743,837
Derivative Liability	3,102,392	1,870,625
Total current liabilities	10,313,055	7,139,168

Other Liabilities
Notes payable	410,000
Convertible notes payable, net of current portion and net of debt discounts of $687,849 and $0, respectively	484,568	1,040,000

Total liabilities	$11,207,623	$8,179,168

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

Deficiency in shareholders' equity
Preferred stock
Preferred Stock Series B- 10,000,000 shares authorized, no par, stated value $4.00, 1,733,254 shares issued and outstanding at December 31, 2019 and 2018	6,933,015	6,933,015
Preferred Stock Series D- 1,000,000 shares authorized, no par, stated value $4.00, 250,000 shares issued and outstanding at December 31, 2019 and 2018	1,000,000	1,000,000
Preferred Stock Series E- 2,000,000 shares authorized, no par, stated value $4.00, 150,749 shares issued and outstanding at December 31, 2019 and 2018	602,998	602,998
Preferred Stock Series F- 500,000 shares authorized, no par, stated value $4.00, 175,043 shares issued and outstanding at December 31, 2019 and 2018	700,173	700,173
Preferred Stock Series F-1- 500,000 shares authorized, no par, stated value $4.00, 35,745 shares issued and outstanding at December 31, 2019 and 2018	142,983	142,983
Preferred Stock Series G- 2,000,000 shares authorized, no par, stated value $4.00, 325,245 and -0- shares issued and outstanding at December 31, 2019 and 2018, respectively	1,300,976	–
Preferred Stock Series I- 20,000,000 shares authorized, par value of $.001, 195,000,000 shares issued and outstanding at December 31, 2019, 250,000,000 shares issuable at December 31, 2018	195,000	–
Preferred Stock Series K- 10,937,500 shares authorized, par value of $.001, 8,200,562 shares issued and outstanding at December 31, 2019 and 2018, respectively	8,200	8,200
Preferred Stock Series K1- 35,000,000 shares authorized, par value of $.001, 1,447,157 shares issued and outstanding at December 31, 2019 and 2018, respectively	1,447	1,447
Preferred Stock Series L- 100,000,000 shares authorized, no par, stated value $4.00, 319,492 shares issued and outstanding at December 31, 2019 and 2018	1,277,968	1,277,968

Preferred Stock Series R-100,000,000 shares authorized, stated value of $1,200, 165 and 0 shares issued and outstanding at December 31, 2019 and 2018	198,000	–
Common stock; 7,500,000,000 shares authorized with $0.001 par value; 677,419,812 and 602,826 shares issued and outstanding at December 31, 2019 and 2018, respectively	677,420	603
Additional paid-in capital	42,793,627	39,864,990
Accumulated deficit	(61,742,235)	(55,378,603)
Total deficiency in shareholders' equity	(5,910,430)	(4,846,227)
Total liabilities and deficiency in shareholders' equity	$5,297,193	$3,341,065

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	DECEMBER 31,
	2019	2018
REVENUE
Rental income	$176,882	$186,096
Food and beverage	624,982	1,001,522
Italian ice and franchise fees	207,757	139,500
Tax Services	3,530,478	899,748
Other	1,043	–
Total revenue	4,541,142	2,226,866

COST OF SALES
Rental business	174,433	182,690
Food and beverage	454,691	950,358
Italian ice	176,904
Tax Services	1,491,053	337,986
Other	–	–
Total cost of sales	2,297,081	1,471,034

GROSS MARGIN	2,244,061	755,832

OPERATING EXPENSES
Depreciation expense	7,318	21,831
Impairment of asset	–	–
Goodwill impairment	–	–
Selling, general and administrative	3,552,733	2,755,021
Total operating expenses	3,560,051	2,776,852

LOSS FROM OPERATIONS	(1,315,990)	(2,021,020)

OTHER INCOME (EXPENSE)
Other expense	–	(20,990)
Change in value of derivative liability	(2,482,145)	(629,176)
Interest expense	(489,294)	(328,970)
Conversion cost penalty	(813,220)
Amortization of debt discounts	(972,047)	(950,736)
Total other income (expenses)	(4,756,706)	(1,929,872)

NET LOSS BEFORE DISCONTINUED OPERATIONS	(6,072,696)	(3,950,892)

LOSS FROM DISCONTINUED OPERATIONS	(290,936)	(2,314,359)

NET LOSS FOR THE PERIOD	$(6,363,632)	$(6,265,251)

LOSS PER COMMON SHARE -BASIC AND DILUTED, CONTINUING OPERATIONS	$(0.03)	$(6.56)

LOSS PER COMMON SHARE -BASIC AND DILUTED, DISCONTINUED OPERATIONS	$(0.00)	$(3.84)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES - BASIC AND DILUTED	235,178,756	602,038

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

During our startup phase we were not profitable and generated minimal revenue and no profit.

As of this filing, though still not profitable, Cardiff is generating revenue which helps mitigate the risk. As a result, though pleased with our acquisitions, we may never become profitable, and could go out of business.

Since 2014, we have restructured ourselves into a holding company and have acquired seven additional businesses;

1.        We Three, LLC (Affordable Housing Initiative);

2.        Romeo’s NY Pizza (merged Fortuna Restaurant Group and R & T Restaurant Group into Romeo’s Alpharetta);

3.        Edge View Properties, Inc;

4.        Repicci’s Franchise Group, Inc. (merged Refreshment Concepts, LLC into Repicci’s Franchise Group, Inc.); FDR Enterprises, Inc.;

5.         Platinum Tax Defenders, LLC and

6.       Red Rock Travel (Discontinued)

7.        JM Enterprises (dba – Key Tax Group).

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Because we had incurred operating losses from our inception, we still consider ourselves a going concern.

For the fiscal years ended December 31, 2019 and December 31, 2018 our auditors have included an emphasis paragraph about our ability to continue as a going concern, due to our continued losses and deficiencies in working capital. We believe our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to acquire profitable businesses within CDIX; and

•	our ability to generate substantial revenues; and

•	our ability to obtain additional financing

Based upon current plans, we may incur operating losses in future periods. Also, we expect approximately $3,500,000 in operating costs to be incurred over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or obtaining other financing in the future to cover these operating costs. Additionally, financing may not be available on terms favorable to the Company. Failure to generate sufficient revenues may cause us to go out of business.

Since we are an early stage company that has generated minimal revenue, an investment in our shares is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We were incorporated in August 2001 and have focused all our efforts on the development of our portfolio of companies which have doubled our revenue since 2015. However, there is no guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you hold and could result in the loss of your entire investment.

Future acquisitions are important to our success. We may not be able to successfully integrate our acquisitions into our operations.

The acquisition of new companies is central to our business model and critically important to our success. Although we generally seek companies that have positive cash flows, we cannot be certain that the company’s acquired will remain cash flow positive and could possibly lose revenues. In addition, there are no assurances that the acquisitions acquired will continue as profitable businesses and could adversely affect our business and any possible revenues.

Successful implementation of our business strategy depends on factors specific to acquiring successful businesses. Adverse changes in our acquisition process could undermine our business strategy and have a material adverse effect on our business, financial condition, and results of operations and cash flow:

•	The competitive environment in the specific field of business acquired; and

•	Our ability to acquire the right businesses that meet customers’ needs; and

•	Our ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to acquire established businesses and because we can acquire businesses in all types of industries, there is no guarantee the Company will acquire additional businesses, which could severely limit our proposed sales and revenues. If we cannot acquire established businesses, it could result in the loss of your investment.

Since we have no copyright protection, unauthorized persons may attempt to copy aspects of our business, including our governance design or functionality, services or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations. As a result, an investor could lose his or her entire investment.

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The loss of the services of the current officers and directors could severely impact our business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares.

Our performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in business development and acquisitions and we are dependent on their abilities. If they are unable to perform their duties, this could have an adverse effect on business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop and market our business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you hold as well as the complete loss of your investment.

Our stock has limited liquidity.

Our common stock trades on the OTC market. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

•	changes in market valuations of other companies, particularly those that market services such as ours;

•	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	introduction of product enhancements that reduce the need for our products;

•	departure of key personnel.

In general, buying low-priced penny stocks is very risky and speculative. Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. You may not able to sell your shares when you want to do so, if at all.

Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker- dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to such sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

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Because of our size and limited resources, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. GAAP and securities laws, and which could cause a materially adverse impact on our financial statements, the trading of our common stock and our business.

We are a small holding company that lacks the financial resources and qualified personnel to implement and sustain adequate internal controls. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet proper internal control standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, material weaknesses or lack of compliance could result in restatements of our historical financial information, cause investors to lose confidence in our reported financial information, have an adverse impact on the trading price of our common stock, adversely affect our ability to access the capital markets and our ability to recruit personnel, lead to the delisting of our securities from the stock exchange on which they are traded, lead to litigation claims, thereby diverting management’s attention and resources, and which may lead to the payment of damages to the extent such claims are not resolved in our favor, lead to regulatory proceedings, which may result in sanctions, monetary or otherwise, and have a materially adverse effect on our reputation and business.

We do not expect to pay dividends on common stock in the foreseeable future.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock for the year. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the GHS Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the GHS Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the GHS Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the GHS Financing Agreement is realized.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	increased levels of competition:
•	changes in the market acceptance of our products;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we will receive proceeds from the initial sale of Series R Preferred Stock.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

SELLING SECURITY HOLDER

The Selling Stockholder identified in this prospectus may offer and sell up to 367,845,132 shares of our Common Stock, which consists of shares of Common Stock to be sold by GHS pursuant to the GHS Financing Agreement. If issued presently, the shares of Common Stock registered for resale by GHS would represent approximately 24.56% of our issued and outstanding shares of common stock as of April 23, 2020. Additionally, the 367,845,132 shares of our common stock registered for resale herein would represent approximately 33.33% of the Company’s public float.

We may require the Selling Stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

Information concerning the Selling Stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholder upon termination of this offering, because the Selling Stockholders may offer some or all of the Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the Selling Stockholder, the number of shares of our common stock beneficially owned by the Selling Stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 549,955,831 shares of our common stock outstanding as of November 18, 2019.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)	Shares of Common Stock Being Offered	# of Shares Owned After the Offering (2)	% of Class (2)
GHS Investments LLC (3)	2,537,831 (4)	367,845,132 (5)	2,537,831	0.36%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the Selling Stockholders may offer and sell all or only some portion of the 367,845,132 shares of our Common Stock being offered pursuant to this prospectus and may acquire additional shares of our Common Stock in the future, we can only estimate the number and percentage of shares of our Common Stock that the Selling Stockholder will hold upon termination of the offering.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by GHS Investments LLC.

(4)	Does not include shares issuable pursuant to 8% Convertible Secured Redeemable Note issued on May 11, 2019 in the principal amount of $150,000, convertible into common stock at the price equal to 60% of the lowest closing bid price for the twelve prior trading days.

(5)	Consists of up to 367,845,132 shares of common stock to be sold by GHS pursuant to the GHS Financing Agreement.

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PLAN OF DISTRIBUTION

The Selling Stockholder named above and any of its pledgees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our Common Stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or
•	a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the Common Stock purchased by it under the GHS Financing Agreement and has no right to acquire any additional shares of Common Stock under the GHS Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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THE OFFERING

On November 20, 2019 we entered into a Securities Purchase Agreement with GHS Investments LLC. Although we are not mandated to sell shares under the GHS Financing Agreement, the GHS Financing Agreement gives us the option to sell to GHS, up to $1,789,200 worth of our common stock until thirty-six (36) months after an effective Registration Statement registering such shares of common stock. The $1,789,200 was stated as the total amount of available funding in the GHS Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our Common Stock will increase in the future.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period.

Neither the GHS Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of seven billion five hundred million (7,500,000,000) shares of common stock, $0.001 par value per share and one billion (1,000,000,000) shares of preferred stock, $0.001 par value per share, in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of April 23, 2020, we had 1,497,586,971 shares of Common Stock outstanding and 663,450,439 shares of Preferred Stock outstanding.

Each share of Common Stock shall have one (1) vote per share. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

There were no equity compensation plans formally approved by the shareholders of the Company as of the date of this filing.

Preferred Stock

The Company has authorized 1,000,000,000 shares of preferred stock with a $0.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

On November 19, 2019, the Company, pursuant to approval by the Company’s board of directors, filed a certificate of designation (the “Certificate of Designation”) with the state of Florida in order to designate a class of preferred stock. The class of preferred stock that was designated is referred to as Series R Convertible Preferred Stock (the “Series R Stock”), consists of 1,015 shares, and was designated from the 1,000,000,000 authorized preferred shares of the Company. The Series R Stock is entitled to dividends at a rate of twelve percent (12%) per annum, payable quarterly, and carries liquidation rights upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, at which time the holders of the Series R Stock shall receive the sum of $1,200 per share plus any accrued and unpaid dividends thereon, before any payment or distribution shall be made on the Company’s common stock, or any class ranking junior to the Series R Stock. The shares of Series R Stock shall vote on an as-converted basis together as a single class with the holders of the Company’s common stock for all matters submitted to the holders of common stock, including the election of directors. Any time after the initial issuance date of the Series R Stock, the Series R Stock shall be convertible in to common stock, at a conversion price equal to the lower of (a) $0.001 and (b) lowest daily VWAP for the Company’s common stock for the twenty (20) Trading Days immediately preceding the date of such conversion.

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INFORMATION WITH RESPECT TO THE REGISTRANT

History of the Business

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp (formerly Cardiff International, Inc.) (“Cardiff”, the “Company”), a publicly held corporation in Colorado. On August 27, 2014 Cardiff redomiciled to Florida.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses. By December 31, 2018, we have acquired five (5) businesses: We Three (AHI); Romeo’s NY Pizza; Edge View Properties; Repicci’s Franchise Group; JM Enterprises (dba – Key Tax Group and Platinum Tax Defenders. Cardiff currently is in negotiations with two potential new acquisitions.

Current Business Operations

Cardiff is a public holding company, much like a cooperative, leveraging proven management in private companies that become subsidiaries under our umbrella. Our focus is not based on a specific industry or geographic location, but rather on a proven management, market, and historical operating margin. We target acquisitions of mature, high growth, niche companies. Cardiff’s strategy identifies and empowers select income-producing middle market private businesses and commercial real estate properties.

The target company’s management team typically maintains control of the day to day operations. Acquisitions become standalone autonomous subsidiaries that gain the advantages of a publicly traded company without losing their independent management control. Management enjoys the advantage of improved valuation, liquidity, synergies, and support, along with diversification and asset appreciation through collective subsidiary performance. Diversification and pooled resources leverage value and mitigate risk.

Cardiff provides these companies both 1) the enhanced ability to raise money for operations or expansion, and 2) an equity exit and liquidity strategy for the owner, heirs, and/or Investors.

For investors, Cardiff provides a diversified lower risk to protect and safely enhance their investment by continually adding assets and holdings.

Cardiff employs a merge, acquire, and hold strategy to maximize value and potential of private, often family run, enterprises while providing diversification and risk mitigation for all shareholders.

Cardiff is led by strong and talented roster of executives and advisors providing expert acquisition, market guidance and added value for subsidiaries and investors. To date, Cardiff consists of the following whole-owned subsidiaries:

To date, Cardiff consists of the following wholly-owned subsidiaries:

We Three, LLC dba Affordable Housing Initiative (“AHI”), acquired May 15, 2014

Romeo’s Alpharetta, LLC dba Romeo’s NY Pizza (“Romeo’s Pizza”), acquired June 30, 2014

Edge View Properties, Inc., (“Edge View”) acquired July 16, 2014

Repicci’s Franchise Group, LLC (“Repicci’s Group”), acquired August 10, 2016

Platinum Tax Defenders, LLC (“Platinum Tax”), acquired July 31, 2018

JM Enterprises 1, Inc. dba Key Tax Group (“Key Tax”), acquired May 2019

Red Rock Travel Group, LLC (“Red Rock”), acquired July 31, 2018, discontinued May 31, 2019

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Organization

We are now comprised as one parent corporation holding company and six operating subsidiaries.

Employees

Collectively, Cardiff and its subsidiaries employ approximately 70 employees and anticipates hiring additional personal with new acquisitions.

Competition

We are a Small Cap holding company enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of undervalued, niche companies with high growth potential, income-producing commercial real estate properties, and high return investments, all designed to pay a dividend to our shareholders. The reason for this strategy was to protect our shareholders by acquiring profitable small- to minimum-sized businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors. The plan is to establish new classes of preferred stock to streamline voting rights, negate debt, and acquire new businesses.

Proprietary Information

We own the following trademarks: Cardiff USA; Mission Tuition, Legacy Card Company and Small Cap Rescue.

Government Regulation

We do not expect to be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Research and Development

We have spent funds on research and development finding an appropriate agency that could develop a new website representing the Company’s direction, keeping investors more informed, etc. We plan to spend further funds on research and development activities in the future to increase our social awareness.

Environmental Compliance

We believe that we are not subject to any material costs for compliance with any environmental laws.

How to Obtain our SEC Filings

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC's website at www.sec.gov.

Our investor relations department can be contacted at our principal executive office located at, 401 East Las Olas Blvd. Unit 1400, Fort Lauderdale, FL 33301. Our telephone number is (844-628-2100).

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our Common Stock is quoted under the trading symbol “CDIX” on the OTC Markets – OTC Pink. Only a limited market exists for our common stock. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a stockholder may be unable to resell his securities in our Company. The closing price of our common stock on January 16, 2020 was $0.0008 per share.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of April 23, 2020, out of a total of 7,500,000,000 shares authorized, 1,497,586,971 shares are issued and outstanding. Of such outstanding shares, 394,051,576 (26.31%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 394,051,576 (73.69%) shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

(b) Holders of Common Equity

As of April 23, 2020, there were approximately 845 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Prospectus and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

Overview

The following discussion of our consolidated financial condition and consolidated results of operations should be read in conjunction with our consolidated financial statements and the related notes included in this report.

The following table provides segment reporting for selected financial data about the Company as of and for the years ended December 31, 2019 and December 31, 2018. For detailed financial information, see the audited Financial Statements included in this report.

	As of	As of
	December 31, 2019	December 31, 2018
Assets:
Affordable Housing Rentals	$299,565	$318,285
New York Style Pizza Restaurant	398,253	108,908
Italian Ice Franchise Group	27,735	169,030
Tax Resolution Services	4,302,238	60,578
Others	269,401	2,684,265
Consolidated assets	$4,907,113	$3,341,066

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	December 31, 2019	December 31, 2018
Revenues:
Affordable Housing Rentals	$176,882	$186,096
New York Style Pizza Restaurant	626,123	602,866
Italian Ice Franchise Group	207,658	538,156
Tax Resolution Services	3,530,480	899,748
Other	–	147,072
Consolidated revenues	$4,541,142	$2,373,938

Cost of Sales:
Affordable Housing Rentals	$174,433	$182,690
New York Style Pizza Restaurant	454,691	446,880
Italian Ice Franchise Group	176,904	503,478
Tax Resolution Services	1,491,053	337,986
Other	–	156,664
Consolidated cost of sales	$2,297,081	$1,627,698

Income (Loss) from operations from subsidiaries
Affordable Housing Rentals	$(18,720)	$(1,468)
New York Style Pizza Restaurant	10,350	28,336
Italian Ice Franchise Group	(47,983)	(10,395)
Tax Resolution Services	114,773	(168,851)
Loss from operations	$58,420	$(152,378)

Loss from operations from Cardiff Lexington	$(1,374,409)	$(3,297,873)

Income (Loss) before taxes
Affordable Housing Rentals	$(18,720)	$(1,468)
New York Style Pizza Restaurant	7,591	28,336)
Italian Ice Franchise Group	(52,313)	(10,395)
Tax Resolution Services	82,354	(168,851
Other	(6,382,542)	(6,112,252)
Consolidated income (loss) before taxes	$(6,363,630)	$(6,265,252)

Results of Operations

Revenues. We had revenues in the amount of $4,541,142 and $2,373,938 for the years ended December 31, 2019 and 2018, respectively. The increase in revenue was primarily due to the acquisition of Key Tax and having a full year with Platinum Tax in 2019 offset by the Red Rock Travel which was discontinued and closed May 31, 2019. We expect revenue to increase during 2020, as we will realize a full year for Key Tax and our continuous effort for new acquisitions.

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Cost of Goods Sold. We had costs of sales in the amount of $2,297,081 and $1,627,698 for the years ended December 31, 2019 and 2018, respectively. The increase in cost of sales was primarily due to the acquisition of Key Tax and having a full year with Platinum Tax in 2019 offset by the reduction in cost of sales for Red Rock Travel which was closed May 31, 2019.

Operating Expenses. Operating expenses consist of depreciation, impairments and general and administrative expenses. We had operating expenses of $3,560,051 and $4,953,408 for the years ended December 31, 2019 and 2018, respectively. The decrease is primarily due to an impairment of assets of $300,000 and an impairment of goodwill of $1,459,725 in 2018 compared to zero impairments in 2019. We had a loss due to impairment of goodwill of $932,529 and loss on disposal of assets of $38,584 from our Romeo’s Pizza stores and the impairment of goodwill relates to our traveling services subsidiary which closed in May 2019. Salaries and wages expense increased to $2,076,771 from $1,351,678 due primarily to the high level of use of employees to run the tax resolution services company, Platinum Tax operated for a full year in 2019, Key Tax was acquired in May 2019 offset by the reduction in salaries and wages for Red Rock Travel which was closed May 2019. Additionally, no equity instruments were issued as compensation as 2019 compared to the issuance of 250,000,002 shares of (pre-split) preferred stock and 3,886,9330 shares of (pre-split) common stock, resulting in non-cash stock-based compensation of $287,471 during the year ended December 31, 2018. Professional fees expense increased to $416,034 from $391,136 due primarily to Platinum Tax will be operating for a full year in 2019, Key Tax was acquired in May 2019 offset by the reduction in professional fees for Red Rock Travel which was closed May 31, 2019.

Change in value of derivative liability. During the years ended December 31, 2019 and 2018 the change in value of derivative liability amounted to $(2,482,145) and $(629,176), respectively. In 2019, we issued 4 convertible promissory notes totaling $368,500, all of which were convertible into shares of the Company’s common stock at discount to the market. As a result, we had change in value of derivative liability amounted to $(2,482,145). We remeasured the fair value of the beneficial conversion derivative through the date of conversion (with a change to earnings), with $2,861,433 derivative liability reclassified to paid-in capital at conversion.

Amortization of debt discounts. We had amortization of debt discount of $648,468 and $950,736 for years ended December 31, 2019 and 2018, respectively. Amortization of debt discount is related to our convertible debt.

Interest Expense. During the years end December 31, 2019 and 2018, interest expense amounted to $489,294 and 360,331, respectively. The increase in interest was a result of new borrowings in 2019.

Net Loss. As a result of the foregoing, we had a net loss of $6,363,632 for the December 31, 2019, which is compared to the net loss for the December 31, 2018 of $6,265,251.

Our activities have a focus on growing revenue. We plan to continue this strategy into 2019.

To try to operate at a break-even level based upon our current level of proposed business activity, we believe that we must generate approximately $20,000,000 in revenue per year. Each dollar of revenue is not directly tied to increasing costs. We believe that we can become profitable without incurring additional costs under our current operating cost structure. However, if our forecasts are inaccurate, we will need to raise additional funds. If we need additional capital, our directors have informally agreed to loan such funds as may be necessary through December 31, 2019 for working capital purposes, although they have no obligation to do so.

On the other hand, if we decide that we cannot operate at a profit in our current configuration, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In such event, we will probably not be profitable. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services or products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $3,500,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

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Liquidity and Capital Resources

As of December 31, 2019, we had cash of $100,777 and a working capital deficit of $10,080,840. As of December 31, 2018, we had cash of $118,307 and a working capital deficit of $6,914,965.

Net cash used in by operating activities was $1,048,243 for the December 31, 2019, representing a $225,857 increase in net cash used in operating activities for the year ended December 31, 2019. The increase in the amount of net cash used in operating activities in 2019 compared to last year was primarily attributable the recognition of deferred revenue of $222,428.

Net cash used in investing activities was $32,448 for the December 31, 2019 compared with cash used in investing activities of $760,153, during the December 31, 2018. The cash flows used in investing activities in 2019 was primarily related to the acquisition of Key Tax Group, offset by the reduction of cash received from disposal of fixed assets.

Cash flows provided by financing activities were $717,859 for the December 31, 2019, which compares to cash flows provided by financing activities of $1,922,153 for the December 31, 2018.

There can be no assurance that we will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to us. Should we be unable to raise sufficient funds, we may be required to curtail our operating plans and possibly relinquish rights to portions of our technology or products. In addition, increases in expenses or delays in product development may adversely impact our cash position and may require cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis, or at all, in the future.

In order to continue our operations, development of our products, and implementation of our business plan, we need additional financing. We are currently attempting to obtain additional working capital in a term loan transaction. The Company entered into a Security Purchase Agreement dated November 20, 2019 to sell preferred series R shares whereby subject to SEC approval of the Company’s S-1 Filing the Company may offer an indeterminate number of shares of its common stock, which will consist of up to 438,000,000 shares of common stock underlying Series R Convertible Preferred Stock to be sold by lender.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation

At Cardiff, we acquire or merge with middle market companies by providing them the ability to have an infusion of equity into their business or providing them the ability to exit out of their company. Our focus is not industry or geographic-specific, but rather proven management, market and margin - we are opportunity oriented.

We target acquisitions of mature, high growth, niche companies. Our target companies' proven management maintains full operational control, meaning our acquisitions become standalone autonomous subsidiaries that gain the advantages of a public company without losing their operational independence. For investors, our goal is to provide a diversified lower risk platform to protect and safely enhance their investment by continually adding assets and holdings. By employing a merge or acquire and hold strategy, we expect to maximize the value and potential of private, often family run, enterprises while providing diversification and risk mitigation for all shareholders. Our portfolio is comprised of mature, high growth and niche companies with great management, in an identifiable market, which they have penetrated through a significant advantage, and have acceptable margins.

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Recent Developments

During 2018 we acquired, Red Rock Travel Group located in Orlando, FL and Platinum Tax Defenders located in Simi Valley, California and in 2019, we acquired Key Tax located in Jacksonville, Florida.

It was determined by the BOD to terminate the acquisition agreement and to file with the State of Florida the cancelation of the Redrock Stock Class.

We expect our operations to be affected to the Coronavirus Pandemic although it is too early to determine the significance of its impact.

Current Business Operations

Cardiff Lexington Corp (formerly Cardiff International, Inc.), is currently structured as a company with holdings of various companies.

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on sales, costs and needs.

Cardiff Lexington Corp., is currently structured as a company with holdings of various companies.

CARDIFF LEXINGTON CORP (FORMERLY CARDIFF INTERNATIONAL, INC.) is a public Holding company utilizing a new form of Collaborative Governance. Cardiff targets acquisitions of undervalued, niche companies with high growth potential, income-producing businesses, including commercial real estate properties all of which offer high returns for our investors. Our goal is to provide a form of governance enabling businesses to take advantage of the power of a public company without losing management control. Cardiff provides companies the ability to raise money and investors a low risk environment that protects their investment.

MISSION TUITION (www.missiontuition.com): Cardiff through Mission Tuition has built one of the largest merchant shopping networks in America consisting of all the top name merchants; offering in-store savings and coupon savings with local, regional and national merchants throughout America. With each purchase members earn rebates which goes directly into their educational savings account. Our Tax-Free educational savings program provides a platform for families to start an “educational savings” program that encourages regular and daily use of the program. The Mission Tuition program helps families save for college. Mission Tuition encourages members to contribute to their educational savings with contribution from work, family members or just rebates generated by online and in- store purchases. The Mission Tuition program leverages the two biggest economic forces in society –– consumer spent and the cost of education –– to create the most unique value-added rewards program in decades. Cardiff’s missiontuition.com helps solve a real need for America’s families – saving for your child’s college education.

We have currently placed Mission Tuition on hold until the Company can hire the appropriate management team.

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WE THREE, LLC (D/B/A AFFORDABLE HOUSING INITIATIVE) (“AHI”): AHI is located in Maryville, Tennessee. AHI acquires both mobile homes and mobile home parks offering an alternative to traditional housing. Their mobile home business is a popular option for a homeowner wishing to avoid large down payments, expensive maintenance costs, monthly mortgage payments and high property taxes. If bad credit is an issue preventing people from purchasing a traditional house, AHI will provide a financial leasing option with “O” interest on the lease providing a “lease to own” option for their family home. Most homes are 3 bedroom/2bath homes making the dream of owning a home possible.

ROMEO’S NY PIZZA, INC.: Romeo’s NY Pizza – Established in Paterson, New Jersey in 1945. Romeo’s NY Pizza makes authentic NY pizza, making their dough in-house, using the finest cheese and ingredients available. No soggy crust or watered down pizza sauce, only the best. They also serve Chicken Wings, Philly Steak Subs, Calzones and Salads.

EDGE VIEW PROPERTIES LLC: Edge View Properties consists of 30 prime acres of land; 23.5 acres zoned MDR (Medium Density Residential) with 12 lots already platted and 48 lots zoned HDR (High Density Residential), 4 acres of dedicated river front property zoned for recreation on the Salmon River, Idaho’s premier whitewater river and 2.5 acres zoned for commercial use. All land is in the city limits of Salmon and adjacent to the Frank church Wilderness Park (the largest wilderness park in the lower 48 states).

REPICCI’S FRANCHISE GROUP: The Company sold Refreshment Concepts in 2018; and still operate both Repicci’s Franchise Group and FDR Enterprises; Repicci’s Franchise Group offers franchisees for the operation of “Repicci’s Italian Ice” franchises. FDR is a Company owned franchisee. Repicci’s specialize in the distribution of nonfat frozen confections.

The number of franchise agreements in force as of December 31, 2019 are 48, five of which are “mobile” units.

The Company obligates itself to each franchisee to perform the following services:

1.	Designate an exclusive territory;

2.	Provide guidance and approval for selection and location of site;

3.	Provide initial training of franchisee and employees;

4.	Provide a company manual and other training aids.

The Company has developed a new “Mobile Franchise Opportunity”. The total investment for the new opportunity ranges from $155,600 to $165,000, as follows:

$125,000 for a new Mercedes Sprinter Van, customized for the franchisee $25,000 for the franchise fee, the balance for product.

PLATINUM TAX DEFENDERS: Platinum tax was acquired in July 2018 and is a tax resolution company.

KEY TAX GROUP: Key Tax was acquired in May 2019 and is a tax resolution company.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. On an on-going basis, we evaluate the appropriateness of our estimates and we maintain a thorough process to review the application of our accounting policies. Our actual results may differ from these estimates.

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We consider our critical accounting estimates to be those that (1) involve significant judgments and uncertainties, (2) require estimates that are more difficult for management to determine, and (3) may produce materially different results when using different assumptions. We have discussed these critical accounting estimates, the basis for their underlying assumptions and estimates and the nature of our related disclosures herein with the audit committee of our Board of Directors. We believe our accounting policies specific to share-based compensation expense and estimation of the fair value of derivative liability involve our most significant judgments and estimates that are material to our consolidated financial statements. They are discussed further below.

Derivative Liability

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company historically used the probability weighted average Lattice Binomial models to value the derivative instruments at inception and on subsequent valuation dates through the December 31, 2018 reporting date. Subsequently, the Company changed its estimate methodology to use the Black-Scholes Model in 2019. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified as current liabilities as of December 31, 2019 and December 31, 2018.

Share-based compensation expense

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a lattice-binomial option pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees expected exercise and post vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f) (2)(ii) a thinly traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock Based Compensation – Nonemployees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Subtopic 505-50 of the FASB Accounting Standards Codification (“Subtopic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f) (2)(ii) a thinly traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-257, if fully vested, no forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into), whether the corresponding cost is an immediate expense or a prepaid asset.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Inflation

We do not believe that inflation will negatively impact our business plans.

Seasonality

We do not expect our revenues to be impacted by seasonal demands for our services. However, Repicci’s is a seasonal business who has shown growth each year in total revenue.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND KEY EMPLOYEES

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Our directors will serve until successors are elected and qualified. Our four officers are elected by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until that person is removed from office. Our Board of Directors has no nominating, or compensation committees. Our Board of Directors have three members.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Positions
Daniel Thompson	71	Chairman of the Board of Directors
Alex Cunningham	64	Chief Executive Officer and President
Dr. Rolan Roberts II	41	Chief Operating Officer

Background of our officers and directors

Daniel Thompson, 71, Chairman of the Board of Directors. In June of 2010 Thompson was previously appointed Chairman and CEO of Cardiff formerly a television and entertainment industry professional with a 30-year career that embraces network and cable advertising sales programming production and product placement, Mr. Thompson was president of Creative Entertainment Services, which he founded and successfully sold in a transaction. Mr. Thompson also co-founded and successfully sold an industry service company – Creative Television Marketing, a producer of short-form advertising concepts: Closed- Captioning Sponsorships, 10-Second Promotional Advertising vehicles, and network Game Show Merchandising. He also oversaw new business for A Creative Group, a full-service entertainment marketing company. Mr. Thompson also founded CableRep USA, a media sales firm specializing in local market cable advertising, which he sold to Cox Cable in 1981. Mr. Thompson attended Wayne State University, Bellevue College, and College of Continuing Studies at University of Nebraska at Omaha.

Alex Cunningham, 64, Chief Executive Officer and President. Mr. Cunningham has agreed to join the Cardiff family in June of 2015. Mr. Cunningham's background is in Business Development. His focus is on identifying prospects for franchising, mergers and acquisitions specializing in structuring one or multiple franchise acquisitions; and/or franchising existing businesses. He is a founder of Fran Consult, Inc. a business development company representing over 300 Franchise operations; owner, managing partner at AH Cunningham & Associates, LLC 2006 - Present; Profit Management Consulting, Inc., founder, President & CEO 1996-2005; managed projects and staff of 85 for 20 years for over 2000 private or closely held middle-market companies throughout 24 states. He was a partner at London Capital Corporation 1991 - 1996; President & CFO at Vance Communications, Inc. 1988-1991. Honors and Awards: 2010 Consultant of the Year - Franchise, Inc. National Association of Franchise Consultants. MBA - Crummer Graduate School of Business Rollins College - Winter Park, Florida; BBA's - Finance and Business Administration University of Kentucky - Lexington, Kentucky.

Dr. Rolan Roberts II, 41, Chief Operating Officer. Dr. Roberts II turned around large, established companies and has created high growth revenue organizations. Dr. Roberts has passionately led with excellence a multi-billion, publicly-held database company along with healthcare, technology, manufacturing and direct sales companies. He has led nearly 1,500 employees at a given time servicing clients such as Capital One, IndyMac Bank, State Farm, Allstate, Nationwide along with federal and state government agencies.

Dr. Roberts has authored 4 business and leadership books, holds an MBA from Liberty University, a doctorate degree in International Business & Entrepreneurship from California InterContinental University and was recognized as the “Top 100 Most Influential Floridians” of 2015. He has served on several industry and civic non-profit boards along with founding a non-profit that serves entrepreneurs in crisis.

•	Successfully led the turnaround, rebranding, and new product line of a 29-year old, $250MM life sciences company.

•	Developed market-disrupting products in a startup environment by partnering with cancer treatment centers prior to a successful exit strategy.

•	Led multi-site, geographically-dispersed team of 1,000 and crisis management response as senior executive for a multi-billion, publicly- held company.

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•	Recognized for superior interpersonal and communication skills, outstanding team leadership and an authority in the consumer, healthcare and technology fields.

•	Recognized as “Top 100 Most Influential Floridians” of 2015.

Professional Accomplishments

•	Recognized as “Top 100 Most Influential Floridians” of 2015 by Insight Magazine.

•	Best-selling author who has received international exposure for books based on corporate leadership and personal development.

•	Professional speaker and TV host with authentic, charismatic and dynamic personality.

•	Participated and starred in leadership movie titled “The Journey” with Brian Tracy.

•	Produced two seven-disc audio programs on personal excellence and corporate sales growth.

•	Advisor/Strategist to political and business leaders.

•	Licensed private pilot.

Audit Committee Financial Expert

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee. Our Board of Directors has three members.

Code of Ethics

We have not adopted a code of ethics that applies to our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

Compliance with Section 16 (a) of the Exchange Act

Under Section 16(a) of the Exchange Act, requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. Such Reporting Persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2018 except as stated below.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2019 and 2018.

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
Names Executive Officer and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compensation (US$)	Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share/Units (US$)	LTIP Payouts (US$)	Other Annual Compensation (US$)
Daniel Thompson	2015	240,000	0	0	0	0	0	0
Chairman of the Board of Directors	2016	240,000	0	0	0	360,000	0	0
	2017	300,000	0	0	0	0	0	0
	2018	300,000	0	0	0	100,000	0	0
	2019	300,000	150,000	0	0	0	0	0

Alex Cunningham	2015	180,000	0	0	0	0	0	0
President and Chief Executive Officer	2016	180,000	0	0	0	580,000	0	0
	2017	300,000	0	0	0	0	0	0
	2018	300,000	0	0	0	100,000	0	0
	2019	300,000	150,000	0	0	0	0	0

Dr. Rolan Roberts II	2015	0	0	0	0	0	0	0
Chief Operating Officer	2016	60,000	0	0	0	0	0	0
	2017	100,000	0	0	0	205,600	0	0
	2018	100,000	0	0	0	0	0	0
	2019	120,000	0	0	0	0	0	0

Employment Agreements

The Company has an employment agreement, with the Chairman of The Board, whereby the Company provides for compensation of $300,000 per year plus additional incentives with a term of July 27, 2017 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined in the agreement.

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The Company has an employment agreement, with the Chief Executive Officer, whereby the Company provides for compensation of $300,000 per year plus additional incentives with a term of July 27, 2017 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined in the agreement.

The Company has an employment agreement, with the Chief Operating Officer, whereby the Company provides for compensation of $120,000 per year plus additional incentives with a term of June 13, 2016 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined in the agreement.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the Board of Directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defended a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defended the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 23, 2020, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Cardiff Lexington Corp., 401 East Las Olas Blvd. Unit 1400, Ft. Lauderdale, Florida 3301.

Applicable percentage ownership is based on 1,497,586,971 shares of Common Stock outstanding as of April 23, 2020. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock as held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 21, 2020.

Title of Class	Name and Address of Beneficial Owner (1)	Title of Beneficial Owner	Amount of Beneficial Ownership		% of Class(2)

Common Stock	Daniel Thompson	Chairman of the Board of Directors	253,516,352	(3)	28.66%

Series A Preferred(4)			1		100%

Series B Preferred(5)			450,000		25.65%

Series C Preferred(6)			1		* %

Series I Preferred(7)			97,500,000		49.97%

Common	Alex Cunningham	Chief Executive Officer and President	245,625,090	(8)	27.79%

Series B Preferred			6,250		* %

Series C Preferred			1		* %

Series I Preferred			97,500,000		49.97

Common	Rolan Roberts II	Chief Operating Officer	121,440	(9)	* %

Series B Preferred			21,000		1.19%

Series C Preferred			1		* %

Common	All Directors & Officers as a Group (3 persons)		499,262,882		46.23%

*	Less than one (1) percent

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(1)	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

(2)	Based on 1,497,586,971 of common stock outstanding as of April 23, 2020.

(3)	Based on (i) 57,516,351 shares of common stock; (ii) 1 share of Series A Preferred Stock convertible into 1 share of common stock; (iii) 450,000 shares of Series B Preferred Stock, convertible into 900,000 shares of common stock; (iv) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock; and (v) 97,500,000 shares of Series I Preferred Stock convertible into 195,000,000 shares of common stock.

(4)	Each share of Series A Preferred Stock is convertible into 1 share of Common Stock. The Series A Preferred Stock has the right to vote as 51% of all the voting stock of the Company.

(5)	Each share of Series B Preferred Stock is convertible into 2 shares of Common Stock. The holders of Series B Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote.

(6)	Each share of Series C Preferred Stock is convertible into 100,000 shares of Common Stock. The holders of Series C Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote.

(7)	Each share of Series I Preferred Stock is convertible into 2 shares of Common Stock. Holders of the Series I Preferred Stock shall have five (5) votes per share on any matter on which the holders of the Common Stock are entitled to vote.

(8)	Based on (i) 50,512,590 shares of common stock; (ii) 6,250 shares of Series B Preferred Stock convertible into 12,500 shares of common stock; (iii) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock; and (iv) 97,500,000 shares of Series I Preferred Stock convertible into 195,000,000 shares of common stock.

(9)	Based on (i) 440 shares of common stock; (ii) 21,000 shares of Series B Preferred Stock convertible into 42,000 shares of common stock; and (iii) 1 share of Series C Preferred Stock convertible into 100,000 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

The Company borrows funds from Daniel Thompson, who is a Shareholder and Officer of the Company. The terms of repayment stipulate the unsecured loans are due 24 months from issuance or on demand, at an annual interest rate of six percent. As of December 31, 2019, and December 31, 2018, the Company had $136,349 and $137,817 due (included in due to officers and shareholders on the financial statements) to Daniel Thompson, respectively. The accrued salaries payable to Daniel Thompson was $642,500 and $317,500 as of December 31, 2019 and December 31, 2018, respectively.

The accrued salaries payable to Mr. Cunningham the Company’s chief executive officer was $657,500 and $322,500 as of December 31, 2019 and December 31, 2018, respectively.

Conversion of equity

Blank Check Preferred Stock

As of December 31, 2019, the Company has designated 100,000,000 shares of Blank Check Preferred Stock zero of which have been issued.

2018 Preferred Stock Activity:

Series B Preferred Stock

During the year ended December 31, 2018, the holder of 21,249 shares of Series B Preferred Stock exercised the option to convert into 169,995 shares of Common Stock of the Company.

Series C Preferred Stock

During the year ended December 31, 2018, 33,999 shares of Series B Preferred Stock were converted into 169,995 (post-split) shares of Common Stock of the Company per the preferred shareholder’s instruction.

During the year ended December 31, 2018, the Company issued 2 shares of Series C Preferred stock to the prior owners of Edgeview Properties for services provided to the Company.

Series H Preferred Stock

During the year-ended December 31, 2018, the holder of 219,885 shares of Series H Preferred Stock exercised the option to convert into 6,074,223 shares of Common Stock of the Company.

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Series I Preferred Stock

During the year-ended December 31, 2018, the holder of 203,655 shares of Series I Preferred Stock exercised the option to convert into 305,483 shares of Common Stock of the Company.

In the fourth quarter of 2018, the Company agreed to issue 125,000,000 preferred I shares to Chairman of the Board and the CEO, which were reflected as preferred shares to be issued on the financial statements at a total cost of stock compensation of $200,000. The shares were issued in March 2019.

In the third quarter of 2019, the Company issued 250,000,000 shares of Series I Preferred Stock to officers of the Company, which were granted during year ended December 31, 2018. See Note 8, for more details.

Series K Preferred Stock

During the year ended December 31, 2018, the Company issued 8,200,562 shares of series K Preferred Stock to the prior owners of Red Rock Travel Group. The fair market value of the shares on the date of issuances was $0.0201 per share, at a total cost of $175,000.

Series K-1 Preferred Stock

During the year-ended December 31, 2018, the Company issued 1,447,457 shares of Series K-1 Preferred Stock in settlement of a note.

Series L Preferred Stock

During the year ended December 31, 2018, the Company issued 319,492 shares of Series L Preferred Stock to the prior owner of Platinum Tax Defenders. The fair market value of the shares on the date of issuances was $0.013 per share, at a total cost of $1,278,000.

2019 Preferred Stock Activity

Series I Preferred Stock

In the fourth quarter of 2018, the Company agreed to issue 125,000,000 preferred I shares to the Chairman of the Board and the CEO, which were reflected as preferred shares to be issued on the financial statements at a total cost of stock compensation of $200,000. The shares were issued in March 2019.

In the fourth quarter of 2019, the Company issued 165 shares of Series R preferred with a par value of $1,200

Series R Preferred Stock

The Company has designated shares of preferred stock as Series R Preferred Stock (“Series R”), with a par value of $1,200 per share, of which 165 shares were issued November 20, 2019 and outstanding as of December 31, 2019. Series R is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series I convertible as defined in the agreement.

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Common Stock

The Company approved the increase of authorized common stock to seven billion five-hundred thousand shares.

During the year ended December 31, 2018, the Company canceled 1,000,000 shares previously issued and issued 2,592 (post-split) shares to third-party consultants. The fair market value of the shares on the date of issuances was $27.90 to $37.05 per share, at a total cost of $86,751. The Company also issued 2,286 (post-split) shares in settlement of $240,000 in liabilities owed to a former officer of the Company.

Effective March 21, 2019, the Company completed a reverse stock split of 1500:1 for common shares. In conjunction with the reverse stock split, the Company canceled 826 partial rounding shares to balance the shares outstanding.

May 8, 2019, the Company issued 500,000 shares of common stock with a par value of $0.001 to novate a convertible debt of $30,912.32. These Preferred “G” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

In the second quarter of 2019, the Company converted 55,000,000 shares of Preferred Stock I into 82,500,000 shares of common stock at a par value of $0.001. Of the converted shares, 27,500,000 shares were owed by the Chairman of the Board and 27,500,000 shares were owned by the CEO.

During the years ended December 31, 2019 and 2018, respectively, the Company converted $423,766 and $748,571 of convertible debt and $72,131 and $251,733 in interest, penalties and fees into 593,817,812 shares (post reverse split of 1500:1) of the company’s commons stock.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

The following is a summary of the rights of our Common Stock and certain provisions of our articles of incorporation and bylaws which will be in effect after the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Florida law.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 7,500,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 100,000,000 shares of blank check preferred. As of April 23, 2020, 1,497,586,971 shares of Common Stock were issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock.

Authorized but Unissued Capital Stock

Florida law does not require shareholder approval for any issuance of authorized shares. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, to facilitate acquisitions and employee benefit plans.

Our Board of Directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes.

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One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Preferred Stock in General

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Florida law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting or changing the following:

•	The designation of the series and the number of shares constituting the series, provided that the aggregate number of shares constituting all series of preferred stock may not exceed 100,000,000;

•	The annual distribution rate on shares of the series, whether distributions will be cumulative and, if so, from which date or dates;

•	Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon and after which the shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	The obligation, if any, of the Company to redeem or repurchase shares of the series pursuant to a sinking fund;

•	Whether shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	Whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of the voting rights.

Series B, C, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, P Preferred Stock

The Company designated Series B, C, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P of Preferred Stock, no par value per share, with a Stated Value of $4.00 per share (collectively, the “Preferred Stock”). The Preferred Stock shall rank senior to the Company's common stock and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Preferred Stock. The Preferred Stock is subordinate, and ranks junior, to all indebtedness of the Company.

Holders of the Series B, C, D, E, F, G, H, J, K, L, M, and P Preferred Stock shall have one (1) vote per share on any matter on which the holders of the Common Stock are entitled to vote. Holders of the Series I Preferred Stock shall have five (5) votes per share on any matter on which the holders of the Common Stock are entitled to vote.

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Holders of the Series B, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P Preferred Stock shall have Conversion Rights that are affected by the closing common share market price on the date of conversion as reported on such national exchange where the Company’s common stock is traded. If the closing market price is less than $4 per share, one (1) share of the respective Series of Preferred Stock shall convert into an amount of common stock equal to: two (2) times the Stated Value, as defined herein, divided by the closing market price as reported on such national exchange where the Company’s common stock is traded on the date of conversion. If the closing market price is equal to or greater than $4 per share one (1) share of the respective Series of Preferred Stock shall convert into two (2) shares of common stock.

Holders of the Series C Preferred Stock shall have Conversion Rights such that each one (1) share of Series C Preferred Stock shall convert into one hundred thousand (100,000) shares of Common Stock. In the event that the Common Stock is listed on a national exchange as defined by the U.S. Securities and Exchange Commission, each share of Series C Preferred Stock shall automatically be redeemed by the Company in exchange for Common Stock with a total value at the time of redemption of Fifty Thousand Dollars ($50,000.00).

Holders if the Series K and K1 Preferred Stock shall have Conversion Rights such that upon Conversion each one (1) share of Series K and K1 Preferred Stock shall convert into 1.25 shares of the Common Stock.

Pursuant to their respective designations, Holders of the Series B, D, D1, E, E1, F, F1, G, G1, H, H1, I, J, J1, L, L1, M, and P Preferred Stock shall have options (Warrants) to purchase up to a like amount of shares currently holding at the strike price of $4 per share. Holders of the Series C preferred stock shall have options (Warrants) to purchase 12,500 shares of Common Stock at the strike price of $4 per share.

Transfer Agent

Our transfer agent is Transfer Online, Inc., with an address at 512 SE Salmon Street, Portland, OR 97214. Their telephone number is (503) 227-2950.

Warrants

As of April 21, 2020, there are warrants outstanding to purchase approximately 31,200 shares of our common stock. The warrants are exercisable at 110% of the market price of the Company’s common stock and expire on March 15, 2023.

Options

As of April 23, 2020, there are no outstanding options to purchase our securities.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Market for our Securities

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets Pink Sheets under the symbol “CDIX”.

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The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Certain Anti-Takeover Effects

Charter and Bylaw Provisions

The following provisions of our certificate of incorporation, our bylaws and the Florida Act may discourage takeover attempts of us that may be considered by some shareholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to our shareholders. Such effect could cause the market price of our Common Stock to decrease or could cause temporary fluctuations in the market price of our Common Stock that otherwise would not have resulted from actual or rumored takeover attempts.

Director Vacancies

Our Bylaws provides that any vacancies in our Board of Directors, however occurring, will be filled by a majority of the remaining members of the Board of Directors, even if less than a quorum. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits shareholder election of Directors to annual and special meetings of the shareholders.

No Cumulative Voting

There is no cumulative voting in the election of directors. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Anti-takeover provisions of Florida Law

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the approval of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder) unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

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An “interested shareholder” is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the “control share acquisition.” A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for our common shares.

Indemnification of Officers and Directors

Under the FBCA, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the FBCA, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The FBCA provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, our bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On August 28, 2018, Cardiff Lexington Corp (the “Company”) dismissed Malone Bailey LLC (“MB”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) participated in and approved the decision to change the Company’s independent registered public accounting firm.

MB’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and first and second Quarter 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that MB’s reports for the years ended December 31, 2017 and first and second Quarter 2018 included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended December 31, 2017 and through the subsequent interim period through June 30th, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to MB’s satisfaction, would have caused MB to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning if Item 304(a)(1)(v) of Regulation S-K.

On August 28, 2018, the Audit Committee approved the appointment of Daszkal Bolton, LLP (“DB”) as the Company’s independent registered public accounting firm for the Company’s year ended December 31, 2018, subject to completion of DB’s standard client acceptance procedures and execution of an engagement letter. On August 28th, 2018, DB completed its procedures, accepted appointment as the Company’s independent registered public accounting firm and the Audit Committee executed an engagement letter with DB.

During the fiscal year ended December 31, 2017 and through the subsequent interim period through August 28th, 2018, neither the Company nor anyone on its behalf consulted DB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that DB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

44

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of December 31, 2019 and 2018 and for the years then ended included in this prospectus have been audited by Daszkal Bolton LLP, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

45

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cardiff Lexington Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cardiff Lexington Corporation (the Company) at December 31, 2019 and 2018, and the related statements of operations, deficiency in shareholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has sustained net losses and has accumulated and working capital deficits, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

April 14, 2020

Fort Lauderdale, Florida

We have served as the Company’s auditor since 2018.

F-2

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AT OF DECEMBER 31, 2019 AND 2018

	December 31,
	2019	2018
ASSETS
Current assets
Cash	$100,777	$158,676
Accounts receivable-net	118,125	64,345
Inventory	3,079	3,078
Prepaid and other	10,234	51,111
Total current assets	232,215	277,208

Property and equipment, net of accumulated depreciation of $566,858 and $921,904, respectively	273,399	328,295
Land	603,000	603,000
Intangible assets, net	253,550	–
Goodwill	3,499,963	2,092,048
Deposits	19,600	24,600
Right of use - assets	382,129	–
Due from related party	23,338
Other assets	10,000	7,790
Total assets	$5,297,194	$3,332,941

LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expense	$878,380	$840,557
Accrued expenses - related parties	1,522,000	747,000
Accrued interest	589,007	366,297
Right of use - liability	388,933	–
Due to director & officer	136,349	137,817
Deferred revenue	297,113	74,684
Line of credit	91,099	1,999
Common stock to be issued	500	500
Notes payable	284,891	190,571
Notes payable - related party	84,746	214,495
Convertible notes payable, net of debt discounts of $140,619 and $201,024, respectively	595,257	785,788
Convertible notes payable - related party	–	165,000
Net, liabilities of discontinued operations	2,342,388	1,743,837
Derivative Liability	3,102,392	1,870,625
Total current liabilities	10,313,055	7,139,168

Other Liabilities
Notes payable	410,000
Convertible notes payable, net of current portion and net of debt discounts of $687,849 and $0, respectively	484,568	1,040,000

Total liabilities	$11,207,623	$8,179,168

The accompanying notes are an integral part of these consolidated financial statements

F-3

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AT OF DECEMBER 31, 2019 AND 2018

Deficiency in shareholders' equity
Preferred stock
Preferred Stock Series B- 10,000,000 shares authorized, no par, stated value $4.00, 1,733,254 shares issued and outstanding at December 31, 2019 and 2018	6,933,015	6,933,015
Preferred Stock Series D- 1,000,000 shares authorized, no par, stated value $4.00, 250,000 shares issued and outstanding at December 31, 2019 and 2018	1,000,000	1,000,000
Preferred Stock Series E- 2,000,000 shares authorized, no par, stated value $4.00, 150,749 shares issued and outstanding at December 31, 2019 and 2018	602,998	602,998
Preferred Stock Series F- 500,000 shares authorized, no par, stated value $4.00, 175,043 shares issued and outstanding at December 31, 2019 and 2018	700,173	700,173
Preferred Stock Series F-1- 500,000 shares authorized, no par, stated value $4.00, 35,745 shares issued and outstanding at December 31, 2019 and 2018	142,983	142,983
Preferred Stock Series G- 2,000,000 shares authorized, no par, stated value $4.00, 325,245 and -0- shares issued and outstanding at December 31, 2019 and 2018, respectively	1,300,976	–
Preferred Stock Series I- 20,000,000 shares authorized, par value of $.001, 195,000,000 shares issued and outstanding at December 31, 2019, 250,000,000 shares issuable at December 31, 2018	195,000	–
Preferred Stock Series K- 10,937,500 shares authorized, par value of $.001, 8,200,562 shares issued and outstanding at December 31, 2019 and 2018, respectively	8,200	8,200
Preferred Stock Series K1- 35,000,000 shares authorized, par value of $.001, 1,447,157 shares issued and outstanding at December 31, 2019 and 2018, respectively	1,447	1,447
Preferred Stock Series L- 100,000,000 shares authorized, no par, stated value $4.00, 319,492 shares issued and outstanding at December 31, 2019 and 2018	1,277,968	1,277,968

Preferred Stock Series R-100,000,000 shares authorized, stated value of $1,200, 165 and 0 shares issued and outstanding at December 31, 2019 and 2018	198,000	–
Common stock; 7,500,000,000 shares authorized with $0.001 par value; 677,419,812 and 602,826 shares issued and outstanding at December 31, 2019 and 2018, respectively	677,420	603
Additional paid-in capital	42,793,627	39,864,990
Accumulated deficit	(61,742,235)	(55,378,603)
Total deficiency in shareholders' equity	(5,910,430)	(4,846,227)
Total liabilities and deficiency in shareholders' equity	$5,297,193	$3,341,065

The accompanying notes are an integral part of these consolidated financial statements

F-4

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	DECEMBER 31,
	2019	2018
REVENUE
Rental income	$176,882	$186,096
Food and beverage	624,982	1,001,522
Italian ice and franchise fees	207,757	139,500
Tax Services	3,530,478	899,748
Other	1,043	–
Total revenue	4,541,142	2,226,866

COST OF SALES
Rental business	174,433	182,690
Food and beverage	454,691	950,358
Italian ice	176,904
Tax Services	1,491,053	337,986
Other	–	–
Total cost of sales	2,297,081	1,471,034

GROSS MARGIN	2,244,061	755,832

OPERATING EXPENSES
Depreciation expense	7,318	21,831
Selling, general and administrative	3,552,733	2,755,021
Total operating expenses	3,560,051	2,776,852

LOSS FROM OPERATIONS	(1,315,990)	(2,021,020)

OTHER INCOME (EXPENSE)
Other expense	–	(20,990)
Change in value of derivative liability	(2,482,145)	(629,176)
Interest expense	(489,294)	(328,970)
Conversion cost penalty	(813,220)
Amortization of debt discounts	(972,047)	(950,736)
Total other income (expenses)	(4,756,706)	(1,929,872)

NET LOSS BEFORE DISCONTINUED OPERATIONS	(6,072,696)	(3,950,892)

LOSS FROM DISCONTINUED OPERATIONS	(290,936)	(2,314,359)

NET LOSS FOR THE PERIOD	$(6,363,632)	$(6,265,251)

LOSS PER COMMON SHARE -BASIC AND DILUTED, DISCONTINUED OPERATIONS	$(0.00)	$(3.84)

LOSS PER COMMON SHARE -BASIC AND DILUTED, CONTINUING OPERATIONS	$(0.03)	$(6.56)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES - BASIC AND DILUTED	235,178,756	602,038

The accompanying notes are an integral part of these consolidated financial statements

F-5

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Preferred Stock Series A, I, K, K-1		Preferred Stock Series B, D, E, F, F-1, G, H, L		Preferred Shares to be Issued		Preferred Stock, Series C and R		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2017	1	$–	2,580,296	10,321,193	–	–	117	$–	44,808	46	$35,361,794	$(49,113,352)	(3,430,321)
Conversion of Series B Preferred Stock	–	–	(15,624)	(62,498)	–	–		–	113	–	62,498	–	–
Conversion of Series H Preferred Stock	–	–	(219,881)	(879,526)	–	–		–	4,050	4	879,522	–	–
Issuance of C Series Preferred Stock for services	–	–	–	–	–	–	2	–	–	–	720	–	720
Issuance of K Series Preferred Stock for acquisition	8,200,562	8,201	–	–	–	–	–	–	–	–	166,799	–	175,000
Issuance of K-1 Series Preferred Stock for acquisition	1,447,157	1,447	–	–	–	–	–	–	–	–	98,553	–	100,000
Issuance of L Series Preferred Stock for acquisition	–	–	319,492	1,277,968	–	–	–	–	–	–	32	–	1,278,000
Common stock issued for services	–	–	–	–	–	–	–	–	2,591	3	86,749	–	86,752
Cancelation of previously issued	–	–	–	–	–	–	–	–	(463)	–	–	–	–
Conversion of convertible notes payable	–	–	–	–	–	–	–	–	549,441	549	996,755	–	997,304
Reclassified to Derivative liabilities from Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	1,770,997	–	1,770,997
Common shares issued for accrued expenses	–	–	–	–	–	–	–	–	2,286	2	239,998	–	240,000
Correction of previous issuance of common shares for accrued expense	–	–	–	–	–	–	–	–	–	–	(80,000)	–	(80,000)
Reclass settlements	–	–	–	–	–	–	–	–	–	–	80,574	–	80,574
Preferred I shares to be issued	–	–	–	–	–	200,000	–	–	–	–	–	–	200,000
Net loss	–	–	–	–	–	–	–	–	–	–	–	(6,265,251.0)	(6,265,251)
Balance December 31, 2018	9,647,720	9,648	2,664,283	10,657,137	–	200,000	119	–	602,826	604	39,664,991	(55,378,603)	(4,846,225)
Issuance to balance reverse split partial rounding shares	–	–	–	–	–	–	–	–	(826)	–	–	–	–
Issuance of I Series preferred stock as compensation	250,000,000	250,000	–	–	–	(200,000)	–	–	–		(50,000)	–	–
Issuance of stock for acquisition	–	–	325,245	1,300,976	–	–	–	–	500,000	500	(1,476)	–	1,300,000
Conversion of I Series preferred stock to Common Stock	(55,000,000)	(55,000)	–	–	–	–		–	82,500,000	82,500	(27,500)	–	–
Issuance of R Series preferred stock	–	–	–	–	–	–	165	198,000	–	–	(83,000)	–	115,000
Conversion of convertible notes payable	–	–	–	–	–	–	–	–	593,817,812	593,817	433,618	–	1,027,435
Reclassify Derivative liabilities to Additional Paid in Capital	–	–	–	–	–	–	–	–	–	–	2,856,994	–	2,856,994
Net loss	–	–	–	–	–	–	–	–	–	–		(6,363,632)	(6,363,632)
Balance, December 31, 2019	204,647,720	204,648	2,989,528	11,958,113	–	–	284	198,000	677,419,812	677,421	42,793,626	(61,742,235)	(5,910,429)

The accompanying notes are an integral part of these consolidated financial statements

F-6

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) from continuing operations	$(6,363,632)	$(6,265,251)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	67,702	79,299
Loss (gain) from disposal of fixed assets	–	(874)
Loss (gain) from impairment of goodwill	–	–
Bad debt expense	(16,338)	–
Amortization of loan discount	972,047	950,736
Change in value of derivative liability	2,482,145	629,176
Stock based compensation	–	287,472
Warrants expense	–	–
Convertible note issued for conversion cost reimbursement	–	137,705
Conversion cost penalty	813,220	–
Conversion cost reimbursement	–	–
Other Income	–	16,338
Convertible note issued for services rendered	–	–
(Increase) decrease in:
Accounts receivable	53,324	88,047
Inventory	–	43,849
Deposits	11,804	–
Right of use - assets	–	–
Prepaids and other	64,454	(34,965)
Other assets	7,274	44,251
Goodwill	–
Intangible assets	(3,550)	15,561
Increase(decrease) in:
Accounts payable & Accrued expense	303,576	325,889
Accrued officers compensation	775,000	(371,551)
Accrued interest	169,455	269,706
Right of use - liabilities	–	–
Due to officers and shareholders	–	411,487
Taxes Payable	–	–
Derivative liability	–	(15,865)
Accrued payroll taxes	–	411,487
Deferred revenue	222,428	74,684
Net cash provided by (used in) operating activities	(1,048,243)	(1,098,816)

Net cash from Discontinued Operations - Operating	280,406	(175,284)

The accompanying notes are an integral part of these consolidated financial statements

F-7

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

INVESTING ACTIVITIES
Purchase of equipment	3,178	(852,000)
Disposal of equipment	29,275	–
Disposal of fixed assets	–	91,847
Net cash provided by (used in) investing activities	32,448	(760,153)

Net cash from Discontinued Operations - Investing	–	–

FINANCING ACTIVITIES
Proceeds from shareholder	32,000	111,996
Repayments to shareholder	(56,805)	–
Proceeds from convertible notes payable	613,526	1,652,603
Proceeds from notes payable - related party	21,199	58,653
Proceeds from notes payable	419,778	–
Reclass to reflect proper balance	–	–
Reclass to discontinued operations	–	–
Addition of notes payable that should have been	–	–
Proceeds from line of credit	149,247	–
Repayment of line of credit	(60,147)	(13,499)
Repayments to convertible notes payable	(358,437)	–
Repayments to notes payable - related party	(150,134)	–
Repayments to notes payable - 3rd party	(7,368)	–
Conversion of convertible debt into common stock	–	–
Conversion of preferred stock into common stock	–	–
Issuance of common stock and preferred stock for Key Acq	–	–
Issuance of preferred stock to D&A for bonus	–	–
Issuance of preferred i stock	115,000	–
Discounts on convertible notes	–	–
Reclassification of APIC from change in Derivative Liability	–	–

Net cash provided by (used in) financing activities	717,859	1,809,753

Net cash from Discontinued Operations - Financing	–	112,400

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,530)	(49,216)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	158,676	207,892

CASH AND CASH EQUIVALENTS, END OF PERIOD	$100,776	$158,676

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$226,748	$184,240

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued upon conversion of notes payable	$593,817	$997,303
Common stock issued for settlement of accrued expense	–	$160,000
Series G Preferred Stock issued for acquisition of Key Tax Group	$1,300,000	$–
Series I preferred stock issued for compensation	–	$200,000
Conversion of preferred stock to common stock	$55,000	$5,097
Derivative liability settled upon conversion	$2,856,994	$1,770,997

The accompanying notes are an integral part of these consolidated financial statements

F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Legacy Card Company (“Legacy”) was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, Legacy converted from a California Limited Liability Company to a Nevada Corporation. On November 10, 2005, Legacy merged with Cardiff Lexington Corp. (“Cardiff”, the “Company”), a publicly held corporation.

In the first quarter of 2013, it was decided to restructure Cardiff into a holding company that adopted a new business model known as "Collaborative Governance," a form of governance enabling businesses to take advantage of the power of a public company. Cardiff began targeting the acquisition of, niche companies with high growth potential. The reason for this strategy was to protect the Company’s shareholders by acquiring businesses with little to no debt, seeking support with both financing and management that had the ability to offer a return to investors.

Description of Business

To date, Cardiff consists of the following wholly-owned subsidiaries:

We Three, LLC dba Affordable Housing Initiative (“AHI”), acquired May 15, 2014

Romeo’s Alpharetta, LLC dba Romeo’s NY Pizza (“Romeo’s Pizza”), acquired June 30, 2014

Edge View Properties, Inc., (“Edge View”) acquired July 16, 2014

Repicci’s Franchise Group, LLC (“Repicci’s Group”), acquired August 10, 2016

Platinum Tax Defenders, LLC (“Platinum Tax”), acquired July 31, 2018

JM Enterprises 1, Inc. dba Key Tax Group (“Key Tax”), acquired May 2019

Red Rock Travel Group, LLC (“Red Rock”), acquired July 31, 2018, discontinued May 31, 2019

Principles of Consolidation

The consolidated financial statements include the accounts of Cardiff, and its wholly-owned subsidiaries: We Three, LLC; Romeo’s NY Pizza; Edge View Properties, Inc.; Repicci’s Franchise Group, LLC, Platinum Tax Defenders LLC and Key Tax Group. All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported financial results.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

Change in Capital Structure

In January 2020, the Company announced a reverse split of several of its Preferred Stock Classes which has been given retrospective treatment in the consolidated financial statements.

In the first quarter of 2019, the Company executed a reverse stock split of 1500:1 effective March 21, 2019.

F-9

Revenue Recognition

On January 1, 2018, we adopted ASC 606, Revenue from contracts with customers (“Topic 606”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

There was no impact to the opening balance of accumulated deficit or revenues for the year ended December 31, 2018, as a result of applying Topic 606.

The Company applies a five-step approach in determining the amount and timing of revenue to be recognized:

(1)	identifying the contract with a customer,

(2)	identifying the performance obligations in the contract,

(3)	determining the transaction price,

(4)	allocating the transaction price to the performance obligations in the contract and

(5)	recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

The Company generates revenue from our subsidiaries primarily on a cash basis for sale of food items and monthly rentals of mobile homes. As allowed by a practical expedient in Topic 606, the entity recognizes revenue in the amount to which the entity has a right to invoice. The term between invoicing and when payment is due is not significant.

Our subsidiary Repicci, generates some revenues through franchise fees. Revenues from franchise fees are recognized in accordance with guidance Topic 606, as the fees are earned. One-third of the revenues are recognized within 60 days and the balance are recognized over the life of the franchise agreement, which can be up to 15 years.

Our tax services subsidiaries receive payments in advance of service and are recorded as deferred revenue. Revenues are as services are provided.

Rental Income

The Company’s rent revenue is derived from the mobile home leases. The expired leases are considered month-to-month leases. In accordance with section 605- 10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, the cost of property held for leasing by major classes of property according to nature or function, and the amount of accumulated depreciation in total, is presented in the accompanying consolidated balance sheets as of December 31, 2019 and 2018. There are no contingent rentals included in income in the accompanying statements of operations. With the exception of the month-to-month leases, revenue was recognized on a straight-line basis and amortized into income on a monthly basis, over the lease term.

Restaurant Sales

Revenue from restaurant sales were recognized when food and beverage products are sold. The Company reports revenue net of sales taxes collected from customers and remitted to governmental taxing authorities.

On January 1, 2018, we adopted Topic 606 using the modified retrospective method which did not have a material impact to the opening balance of accumulated deficit. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606.

F-10

The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

The Company generates revenue from our subsidiaries primarily on a cash basis for sale of food items and monthly rentals of mobile homes. As allowed by a practical expedient in Topic 606, the entity recognizes revenue in the amount to which the entity has a right to invoice. The term between invoicing and when payment is due is not significant.

Our subsidiary Repicci’s, generates revenues through franchise fees. Revenues from franchise fees are recognized in accordance with guidance Topic 606, as the reference objections are satisfied. The perinate franchise fees associated with the right to intellectual property is earned over the life of the franchise agreement, which can be up to 15 years.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents.

Accounts Receivable

Accounts receivable is reported on the balance sheet at gross amounts due to the Company. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible. As of December 31, 2019 and 2018, the Company had accounts receivable of $118,125 and $64,345, respectively. Accounts receivables are primarily generated from our subsidiaries in their normal course of business.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out (FIFO) method. The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture and fixtures	5 - 7 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized, but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believe such assumptions are also comparable to those that would be used by other marketplace participants. During years-ended December 31, 2019 and 2018, the company had Goodwill impairment of $0 and $1,459,725, respectively, related to its acquisition of Red Rock Travel, LLC. The Company based this decision on impairment testing off the underlying assets, expected cash flows, decreased asset value and other factors.

F-11

Valuation of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Valuation of Derivative Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815-10, Derivatives and Hedging (“ASC 815-10”), requires that embedded derivative instruments be bifurcated and assessed, along with freestanding derivative instruments such as convertible promissory notes, on their issuance date to determine whether they would be considered a derivative liability and measured at their fair value for accounting purposes. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option based simple derivative financial instruments, the Company uses the Lattice Binomial option pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) discount against the face amount of the respective debt instrument (offset to additional paid in capital).

When the Company records a BCF which is not a conventional convertible, the fair value of the BCF is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized to interest expense over the term of the debt.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level Input Definition

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

F-12

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2019 and 2018.

	Level 1	Level 2	Level 3	Total
Fair Value of BCF Derivative Liability – December 31, 2019	$–	$–	$3,102,392	$3,102,392

	Level 1	Level 2	Level 3	Total
Fair Value of BCF Derivative Liability – December 31, 2018	$–	$–	$1,870,625	$1,870,625

Stock-Based Compensation

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company early adopted ASU No 2018-07 for equity instruments issued to parties other than employees.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2019 and 2018 the Company did not have any interest and penalties associated with tax positions. As of December 31, 2019 and 2018, the Company did not have any significant unrecognized uncertain tax positions.

F-13

Earnings (Loss) per Share

FASB ASC Subtopic 260, Earnings Per Share (“ASC 260”), provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common shares. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

Going Concern

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. These factors raise substantial doubts about the Company’s ability to continue as a going concern. As of December 31, 2019, the Company has sustained recurring loses and accumulated a working capital deficit. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern. As a result, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019 and 2018 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

F-14

The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to fund its cashflow shortfalls and pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02,” Leases” (Topic 842) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. New disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases are also required. These disclosures include qualitative and quantitative requirements, providing information about the amounts recorded in the financial statements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The ASU provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments are effective for fiscal years beginning after December 15, 2017 and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current year presentation.

F-15

2.	ACQUISITIONS

Platinum Tax Defenders

On July 31, 2018, the Company completed the acquisition of Platinum Tax Defenders. In connection with the closing of the acquisition, a Preferred “L” Class of stock with a par value of $0.001 was established and issued. The Preferred “L” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.013 per share (pre-split) for a total of 98.307,692 representing a value of $1,278,000. These Preferred “L” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement. The preliminary purchase allocation of the net assets acquired is as follows:

Platinum Fair Value
Cash	$138,906
Accounts receivable	105,669
Other assets	60,041
Property and equipment	6,010
Goodwill	2,092,048
Liabilities	(272,674)
Total	$2,130,000

JM Enterprise 1 (dba) Key Tax Group

JM Enterprise 1 (d.b.a. Key Tax Group) (“Key Tax) and Cardiff Lexington Corp. as previously announced in May 2019 signed a definitive merger agreement under which Key Tax became a wholly owned subsidiary effective May 8, 2019. In connection with the closing of the acquisition, a Preferred “G” Class of stock with a par value of $0.001 was established and issued. The Preferred “G” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.07 per share (pre-split) for a total of 18,571,428 representing a value of $1,300,000. Additionally, The Company issued 500,000 shares of common stock with a par value of $0.001 to novate a convertible debt of $30,912.32. These Preferred “G” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

The preliminary purchase allocation of the net assets acquired is as follows:

Key Tax Fair Value
Cash	$9,484
Accounts receivable	90,766
Key Tax Group trade name	250,000
Property and equipment	6,044
Goodwill	1,407,915
Liabilities	(464,209)
Total	$1,300,000

The results of the operations for Platinum Tax and Red Rock were included in the consolidated financial statements since the date of acquisition which was July 31, 2018. The results of operations for Key Tax was included in the consolidated financial statements since the date of acquisition which was May 8, 2019. The results of Red Rock have been included in the consolidated financial statements since the date of the acquisition of July 31, 2018 through December 31, 2018. On January 1, 2019, they were included as discontinued operations, and have retrospectively been included within discontinued operations the date of closing on May 31, 2019.

F-16

3.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2019	2018
Accounts payable	$236,874	$359,289
Accrued Credit cards	86,077	6,234
Accrued Income, payroll and other taxes	299,786	17,736
Accrued advertising	53,189	44,490
Accrued payroll	58,760	68,579
Accrue expense - other	143,694	598,193
Total	$878,380	$1,094,521

The Company previously reported that it failed to remit payroll tax payments since 2006, as required by various taxing authorities. Payroll taxes and estimated penalties were accrued in recognition of accrued salaries subsequently settled via stock issue and other agreements that did not result in reportable or taxable payroll transactions. As of December 31, 2019 and 2018, the Company estimated the amount of taxes, interest, and penalties that the Company could incur as a result of payroll related taxes and penalties to be $45,238 and $9,865, respectively.

4.	PLANT AND EQUIPMENT, NET

Plant and equipment, net as of December 31, 2019 and 2018 was $273,399 and $381,301, respectively, consisting of the following:

	December 31,
	2019	2018
Residential housing	$341,205	$341,205
Furniture, fixture and equipment	427,233	427,492
Leasehold improvements	71,819	71,819
Total	840,257	840,516
Less: accumulated depreciation	(566,858)	(459,215)
Plant and equipment, net	$273,399	$381,301

During the years ended December 31, 2019 and 2018, depreciation expense was $278,154 and $80,165, respectively. During the years end December 31, 2019 and 2018, the Company recorded depreciation expense of $7,318 and $22,697, in operations expense and $ 60,384 and $57,468, in cost of goods sold, respectively.

During the year ended December 31, 2018, the Company disposed fixed assets of $104,886 and related liabilities related to a company-owned franchise, resulting in net cash flow of $91,847 and a gain on sale of $874 from disposal.

5.	LAND

As of December 31, 2019, and 2018, the Company had land of $603,000 located in Salmon, Idaho with area of approximately 30 acres, which was in connection with the acquisition of Edge View Properties, Inc. in July 2014. The Company issued 241,199 shares of Series E Preferred Stock as consideration for this acquisition. The land is currently vacant and is expected to be developed into residential community.

F-17

6.	LINE OF CREDIT

On December 28, 2016, the Company entered into an unsecured Business Line of Credit Agreement with Fundation Group LLC (“Fundation”), pursuant to which the Company was allowed to take a draw from Fundation up to $20,000 from time to time. The Line of Credit bears interest at a rate of 11.49% per annum, subject to increase or decrease with 90 days notice. There was an initial closing fee of $500 and a 2% draw fee on subsequent draws. Monthly principal and interest payments are due and the line is due in full in 18 months from the latest draw. The outstanding principal and interest will be due in payments over 18 months.

As of December 31, 2019 and 2018, The Company had balance of $91,099 and $1,999, respectively. During the year ended December 31, 2019, total cash advanced was $149,247 and total cash repaid was $60,147.

7.	RELATED PARTY TRANSACTIONS

Repiccis Franchise Group leases its premises from its prior owner under a month-to-month lease at the rate of $1,500 per month. As of December 31, 2019 and December 31, 2018, the Company had lease payable of $-0- and $0, respectively to the related party, which is reflected in accrued expenses – related party.

The Company has entered into several unsecured loan agreements with related parties (see below; Footnote 11, Notes Payable – Related Party; and Footnote 12 Convertible Notes Payable – Related Party).

The Chairman of the Board was paid deferred compensation of $300,000 per year for the years 2019 and 2018. Deferred compensation as of December 31, 2019 and 2018, respectively was $492,500 and $317,500. Additionally, a target bonus was granted and accrued of $150,000. Unpaid deferred compensation as of December 31, 2019 and 2018, respectively was $642,500 and $317,500.

The Chief Executive Officer was paid compensation of $300,000 per year for the years 2019 and 2018. Additionally, a target bonus was granted and accrued of $150,000. Unpaid deferred compensation as of December 31, 2019 and 2018, respectively was $657,500 and $322,500.

The Chief Operating Officer was paid compensation of $120,000 per year for the years 2019 and 2018. Unpaid deferred compensation as of December 31, 2019 and 2018, respectively was $222,000 and 107,000.

F-18

8.	NOTES AND LOANS PAYABLE

Notes and loans payable at December 31, 2019 and 2018 are summarized as follows:

	December 31,
	2019	2018
Notes and Loans Payable - Unrelated Party	$694,891	$322,340
Notes and Loans Payable - Related Party	84,746	651,198
Total	779,637	973,538
Current portion	369,637	(973,538)
Long-term portion	$410,000	$–

Notes and Loans Payable – Related Party

The Company borrows funds from the Chairman of the Board (“Chairman”) of the Company. The terms of repayment stipulate the unsecured loans are due 24 months after the launch of the Legacy Tuition Card (or prior to such date) at an annual interest rate of 6% per year. During 2019, the Company borrowed $32,000 and repaid $33,467. As of December 31, 2019 and 2018, the Company owed the Chairman $136,349 and $137,816, respectively.

During 2019, the Company reclassified notes payable to related party’s relating to the discontinuance of Red Rock resulting in balance due of $180,747 at December 31, 2019. Additionally, the Company assumed notes payable from the previous owners of Key Tax related to the acquisition of Key Tax on May 8, 2019 of $58,649.

On March 12, 2009, the Company entered into a preferred debenture agreement with a shareholder for $20,000. The note bore interest at 12% per year and matured on September 12, 2009. In conjunction with the preferred debenture, the Company issued 2,000,000 warrants to purchase its Common Stock, exercisable at $0.10 per share and expired on March 12, 2014. As a result of the warrants issued, the Company recorded a $20,000 debt discount during 2009 which has been fully amortized. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture. On March 24, 2011, the Company amended the note and the principal balance was reduced to $15,000. The Company was due to pay annual principal payments of $5,000 plus accrued interest beginning March 12, 2012. On July 20, 2011, the Company repaid $5,000 of the note. No warrants had been exercised before the expiration. As of September 30, 2019, the Company is in default on this debenture. The balance of the note was $10,959 at December 31, 2019 and 2018, respectively.

See Footnote 7 for amounts due to our Chairman of the Board.

F-19

Loans and Notes Payable – Unrelated Party

On September 7, 2011, the Company entered into a Promissory Note agreement with for $50,000. The note bears interest at 8% per year and matures on September 7, 2016. Interest is payable annually on the anniversary of Note 3, and the principal and any unpaid interest will be due upon maturity. In conjunction with the note, the Company issued 2,500,000 shares of its Common Stock to the lender. As a result of the shares issued in conjunction with the note, the Company recorded a $50,000 debt discount during 2011. The balance of the note, net of debt discount, was $50,000 and $50,000 at December 31, 2019 and 2018, respectively. This note is currently in default.

On November 17, 2011, the Company entered into a Promissory Note agreement for $50,000. The note bears interest at 8% per year and matures on November 17, 2016. Interest is payable annually on the anniversary of the note, and the principal and any unpaid interest will be due upon maturity. In conjunction with the note, the Company issued 2,500,000 shares of its Common Stock to the lender. As a result of the shares issued in conjunction with the note, the Company recorded a $50,000 debt discount during 2011. The balance of the note, net of debt discount, was $50,000 and $50,000 at December 31, 2019 and 2018, respectively. The note is currently in default

The Company had unrelated party notes and loans payable of $322,340 as of December 31, 2018. The Company had unrelated party proceeds of $571,814 from notes and loans payable, repaid $65,516 to unrelated party noteholders and reclassified $402,400 of notes payable to an unrelated party relating to the discontinuance of Red Rock resulting in balance as of December 31, 2019. Additionally, the Company assumed notes payable from two unrelated parties from the acquisition of Key Tax on May 8, 2019 of $107,351.

On September 9, 2019, the Company entered into a Senior Secured Promissory Note with an unrelated entity in the amount $410,000. The note bears interest at the rate of 10% per annum and matures September 9, 2020. The Company has agreed to use the proceeds to repay amounts owed to existing lender of the Company as identified in the agreement. The is secured and is current as of December 31, 2019. The balance of the note at December 31, 2019 is $410,000 and accrued interest is $12,693.

As of September 30, 2019, the Company had lease payables of $45,721 in connection with three capital leases on two Mercedes Sprinter Vans and a generator and eight auto loans related to our pizza business. There are purchase options at the end of all lease terms that are based on the fair market value of the vans at the time. The leases are current as of December 31, 2019.

Notes payable to unrelated party of $11,783 was due to the auto loans for the vehicles used in the Pizza restaurants and Repicci’s Group and for daily operations. The loans carry interest from 0% to 6% interest and are not currently in default.

9.	CONVERTIBLE NOTES PAYABLE

Some of the Convertible Notes issued as described below included an anti-dilution provisions that allowed for the adjustment of the conversion price. The Company considered the guidance provided by the FASB in “Determining Whether an Instrument Indexed to an Entity’s Own Stock,” the result of which indicates that the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that, as the conversion price of the Notes issued in connection therewith could fluctuate based future events, such prices were not fixed amounts. As a result, the Company determined that the conversion features of the Notes issued in connection therewith are not considered indexed to the Company’s stock and characterized the value of the conversion feature of such notes as derivative liabilities.

During the years ending December 31, 2019 and 2018, the Company had proceeds of $613,526 and $1,702,603 from convertible notes, repaid $218,863 and $0 to convertible noteholders resulting in balances due to convertible note holders of $1,079,825 and $1,825,778, as of December 31, 2019 and 2018, respectively. The following amounts reflect debt discount of $828,468 and $201,024 as of December 31, 2019 and 2018 respectively.

During the years ending December 31, 2019 and 2018, the Company recorded amortization of debt discounts of $972,047 and $950,736 during the years ending December 31, 2019 and 2018, respectively.

During the years ended December 31, 2019 and 2018, respectively, the Company converted $422,809 and $748,571 of convertible debt and $53,255 and $251,733 in interest, penalties and fees into 577,444,444 shares (post reverse split of 1500:1) of the company’s Common Stock.

F-20

Convertible notes at December 31, 2019 and December 31, 2018 are summarized as follows:

	Year Ended December 31,
	2019	2018
Convertible notes payable - unrelated party	$1,908,293	$2,026,800
Convertible notes payable - related party	–	165,000
Total convertible debt	1,908,293	2,191,800
Discounts on convertible notes payable	(828,468)	(201,024)
Total convertible debt less debt discount	1,079,825	1,990,776
Current portion	595,257	950,776
Long-term portion	$484,568	$1,040,000

Convertible Notes Payable – Unrelated Party

Note 7

On February 9, 2016, the Company entered into a 15% convertible line of credit (“Note 7”) with an unrelated entity in the amount up to $50,000. On February 9, 2016, the Company received $17,500 cash for the line of credit, matured on February 9, 2017, and is unsecured. Note 7 is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. In January 2017, the Company determined that the conversion features contained in Note 7 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model as of January 2017 and remeasured on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities. Note 7 principal of $6,000 was converted into 200,000 shares of common stock at the end of 2016. Note 7, is currently in default and accrues a late fee of 5% and default interest rate of 20%.

Note 7-1

On October 28, 2016, the Company received $25,000 cash pursuant to the terms of Note 7, which matured on October 28, 2017 (“Note 7-1”). Note 7-1 was entitled to conversion after April 28, 2017 which met the requirements for liability classification under ASC 815. See Footnote 11 for more information on derivative liabilities.

During the year ended December 31, 2017, the Company recorded interest expense related to Note 7-1 in amount of $11,454 and amortization of debt discount in amount of $18,333. The balance of Note 7-1 was $25,000 as of December 31, 2017 and December 31, 2016, respectively. Note 7-1 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

F-21

Note 8

On March 8, 2016, the Company entered into a 15% convertible promissory note in the principal of $50,000 (“Note 8”) with an unrelated entity for services rendered. Note 8 is matured on March 8, 2017, and is unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 8 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes model at the inception date of the note and remeasured on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

Note 8 was in default with principal balance of $12,294 as of December 31, 2017. During the year ended December 31, 2017, the Company recorded late fee and default interest related to Note 8 in total amount of $8,748 and amortization of debt discounts in amount of $50,000. The balance of Note 8 was $50,000, Note 8, is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 9

On September 12, 2016, the Company entered into a 10% convertible promissory note in the principal of $80,000 (“Note 9”) with an unrelated entity for services rendered. Note 9 is matured on September 12, 2017, and is unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.03 or 50% discount of the lowest closing bid price on the primary trading market on which Company's common stock is quoted for the last five trading days prior to the conversion date, whichever is lower. The Company determined that the conversion features contained in Note 9 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities. Note 9 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 9 was in default with principal balance of $80,000 as of December 31, 2017. Note 9 is currently in default and accrues a late fee of 5% and default interest of 20%.

Note 10

On January 24, 2017, the Company entered into a 10% convertible promissory note in the principal of $80,000 (“Note 10”) with an unrelated entity for services rendered. Note 10 is matured on January 24, 2018, and is unsecured. This Note is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing bid price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. This Note is convertible into common shares of the Company as described above. The Company determined that the conversion features contained in Note 10 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Binomial-Lattice and Black-Scholes valuation models at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

F-22

As a result, Note 10 was discounted in the amount of $80,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $35,555.56. During the year ended December 31, 2017, the Company recorded interest expense related to Note 10 in amount of $5,494. The balance of Note 10 was $55,000 with unamortized debt discount of $19,444 as of December 31, 2017. Note 10 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 11

On January 24, 2017, the Company entered into a 15% convertible line of credit (“Note 11”) with an unrelated entity in the amount up to $250,000. On January 24, 2017, the Company received $50,000 cash for the line of credit, is matured on January 24, 2018, and unsecured. Note 11 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11 is convertible after 6 months of the effective date of this Note, which is July 27, 2017. The Company determined that the conversion features contained in Note 11 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 11 was discounted in the amount of $50,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $43,611. During the year ended December 31, 2017, the Company recorded interest expense related to Note 11 in amount of $7,042. The balance of Note 11 was $50,000 with unamortized debt discount of $6,389 as of December 31, 2017. Note 11 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 11-1

On February 21, 2017, the Company received $25,000 cash pursuant to the terms of Note 11, is matured on February 21, 2018 (“Note 11-1”). Note 11 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11-1 is convertible after 6 months of the effective date of this Note, which is August 21, 2017. The Company determined that the conversion features contained in Note 11-1 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 11-1 was discounted in the amount of $25,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $18,833. The balance of Note 11-1 was $25,000 with unamortized debt discount of $6,667 as of December 31, 2017. Note 11-1 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

F-23

On March 16, 2017, the Company received $40,000 cash pursuant to the terms of Note 11, is matured on March 16, 2018 (“Note 11-2”). Note 11-2 is convertible into common shares of the Company at the conversion ratio of $0.25 or 50% discount of the lowest closing price on the primary trading market on which Company's common stock is quoted for the last ten trading days prior to the conversion date, whichever is lower. However, Note 11-2 is convertible after 6 months of the effective date of this Note, which is September 16, 2017. The Company determined that the conversion features contained in Note 11-2 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As a result, Note 11-2 was discounted in the amount of $40,000 and amortized over the remaining life of this Note. During the year ended December 31, 2017, the Company recorded amortization of debt discounts in amount of $23,556. The balance of Note 11-2 was $40,000 with unamortized debt discount of $16,444 as of December 31, 2017. Note 11-2 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 12

On April 6, 2017, the Company entered into a 15% convertible promissory note with an unrelated entity in the amount $50,000 (“Note 12”). Note 12 is matured on April 6, 2018, and unsecured. This Note is convertible into common shares of the Company as defined in the agreement. However, Note 12 is convertible after 6 months of the effective date of this Note, which is October 6, 2017. The Company determined that the conversion features contained in Note 12 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

On November 8, 2017, a portion of principal of $6,503, plus $1,500 conversion cost reimbursement and $1,036 in interest, were converted into 1,095,636 shares of common stock at a conversion price of $0.0825 per share.

As a result, Note 12 was discounted in the amount of $50,000 and amortized over the remaining life of this Note. The balance of Note 12 was $43,478 with unamortized debt discount of $19,608 as of December 31, 2017. Note 12 is currently in default and will incur a late fee of 5% and default interest rate of 20%.

Note 13-1

On April 21, 2017, the Company entered into a convertible promissory note with an unrelated entity in the amount $330,000, with original issue discount of $30,000 for net cash to the company of $300,000 (“Note 13-1”). Note 13-1 matures on April 21, 2018 and is unsecured. Note 13-1 is convertible into common shares of the Company as defined in the agreement. The Company determined that the conversion features contained in Note 13-1 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

F-24

In addition, in connection with this Securities Purchase Agreement, the Company granted purchasers 2,357,143 warrants with exercise price of $0.14 per share (“Warrants A”), 1,885,715 warrants with exercise price of $0.175 per share (“Warrants B”) and 1,571,429 warrants with exercise price of $0.21 per share (“Warrants C”). Warrants A, B and C are exercisable on the grant date and expire in three years, each of which represents 100% of the Principal Amount at the Closing divided by the respective exercise price. The fair value of these warrants was measured using the Black-Scholes Model at the grant date. Accordingly, the Company recorded warrant expenses at the fair market value of $219,210 during the year ended December 31, 2017. See footnote 13 for more information.

On July 24, 2018, Note 13-1 was purchased by an unrelated party with a new Replacement Convertible Promissory Note (“Note 13-2”) in the amount of $237,909.17. Note 13-2 bears interest at 5%, matures on January 24, 2019, and is unsecured. This Note is convertible into common shares of the Company as defined in the agreement. The new principal amount of the note is consisting of $172,000 of principal, $51,600 of penalties and $14,309.17 of accrued interest.

Note 18

On January 19, 2018, the Company entered into a 12% convertible note with an unrelated entity in the amount $83,500, with an original issue discount of $5,160 and expenses of $3,340 resulting in net cash to the company of $75,000 (“Note 18”). Note 18 matures January 19, 2019 and is secured by the Company’s common stock. This Note is eligible to convert January 19, 2018 and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in this note’s carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 11 for more information on derivative liabilities.

Note 20

On March 29, 2018, the Company entered into a 8% Convertible Secured Redeemable Note (“Note 20”) with an unrelated entity in the amount $100,000 with expenses of $5,000 resulting in net cash to the company of $95,000. Note 20 is unsecured, matures March 29, 2019 and was settled as of December 31, 2019. This Note was eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

The Company determined that the conversion features contained in this note’s carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note was reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. See Footnote 10 for more information on derivative liabilities.

F-25

Note 21

On April 9, 2018, the Company entered into a Convertible Promissory Note (“Note 21”) with an unrelated entity in the amount $145,000, with expenses of $14,000 resulting in net cash to the company of $131,000. Note 21 was unsecured, matures March 29, 2019 and was settled. This Note is eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in this note’s carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note was reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and revalued on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument was recorded as non-operating, non-cash income or expense at each balance sheet date. See Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 22

On July 10, 2018, the Company entered into a Senior Secured Convertible Promissory Note (“Note 22”) with an unrelated entity in the amount $1,040,000, with original issue discount of $103,000, expenses of $64,160 and an interest deposit of $20,000 resulting in net cash to the company of $852,840. Note 22 is secured, matures January 10, 2021 and is current. This Note became eligible to convert July 10, 2019 and is convertible into shares of the Company’s common stock as defined in the agreement. On February 20, 2019, the Company executed an addendum to Note 22, whereby the Company will receive 2 additional tranches. The first upon closing, the Company received $55,216 less expenses of $5,216 resulting in net cash to the Company of $50,000 and on April 10, 2019, the Company received the second tranche, upon completing certain events, of $55,616 less expenses of $5,616 resulting in net cash of $50,000 which was paid directly to a certain vendor.

The Company determined that the conversion features contained in Note 22 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 25

On August 13, 2018, the Company entered into a Convertible Promissory Note (“Note 25) with an unrelated entity in the amount $126,560, with original issue discount of $13,560 and expenses of $13,000 resulting in net cash to the company of $100,000. Note 25 is unsecured, matures February 13, 2019 and is currently in default. This Note is eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 25 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

F-26

Note 26

On August 10, 2017, the Company entered into a Debt Purchase Agreement (“Note 26”) with an unrelated entity in the amount $20,000. The Note is unsecured, matures January 27, 2018 and is currently in default. This Note is eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 26 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 27-1-4

On December 10, 2018, the Company entered into an 8% Convertible Redeemable Note (“Note 27-1-4) with an unrelated entity in the amount $108,000, with original issue discount of $4,000 and expenses of $2,500 resulting in net cash to the company of $101,500. Note 27-1-4 is unsecured, matures December 10, 2019 and was settled.

The Company determined that the conversion features contained in Note 27-1-4 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 28

On December 5, 2018, the Company entered into a Convertible Secured Redeemable Note (“Note 28”) with an unrelated entity in the amount $100,000, with expenses of $5,000 resulting in net cash to the company of $95,000. Note 28 is secured and was settled as of December 31, 2019. This Note was eligible to convert upon issuance and was convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 28 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 29

On May 10, 2019, the Company entered into an 8% Convertible Secured Redeemable Note (“Note 29”) with an unrelated entity in the amount $150,000 and expenses of $7,500 resulting in net cash to the company of $142,500. Note 29 is secured, prior to maturity of May 10, 2020, . This Note is eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 29 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

F-27

On November 8, 2019, Note 29 was purchased by and assigned to an unrelated party upon execution of Amendment No. 1 to Convertible Promissory Note. The amount assigned was the existing principal amount of the Note 29 of $150,000 and accrued interest of $5,917.81 (“Note 29-1”) plus a new 8% Convertible Secured Redeemable Note (“Note 29-2). The total amount assigned to the new note holder is $218,284.93. Note 29-2 bears interest at 8%, matures November 8, 2020 and is secured. This Note is convertible into common shares of the Company as defined in the agreement.

Note 30

On July 26, 2019, the Company entered into a Convertible Note Payable (“Note 30”) with an unrelated entity in the amount $73,500, with expenses of $3,000 resulting in net cash to the company of $70,500. Note 30 is unsecured, matures July 26, 2020 and is current. This Note is eligible to convert January 26, 2020 and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 30 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 31

On August 28, 2019, the Company entered into an 8% Convertible Secured Redeemable Note (“Note 31”) with an unrelated entity in the amount $120,000, with expenses of $6,000 resulting in net cash to the company of $114,000. Note 31 is secured, matures August 28, 2020 and is current. This Note is eligible to convert upon issuance and is convertible into shares of the Company’s common stock as defined in the agreement.

The Company determined that the conversion features contained in Note 31 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was calculated using the Black-Scholes Model at the inception date of the note and will be calculated again on each subsequent balance sheet date. Any change in the fair value of the derivative financial instrument is recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

Note 32

On May 22, 2019, the Company received $25,000 from a draw on the line of credit (Note 32”) described in of Note 11. Note 32 is unsecured, matures May 22, 2020, and is current. Note 32 is convertible into common shares of the Company as defined in the agreement and is convertible after 6 months of the effective date of this Note. The Company determined that the conversion features contained in Note 11-2 carrying value represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Footnote 11 for more information on derivative liabilities and the schedule of convertible notes payable for more details of this note.

On April 21, 2008, the Company entered into an unsecured Convertible Debenture (“Debenture 1”) with a shareholder in the amount of $150,000. Debenture 1 was convertible into Common Shares of the Company at $0.03 per share at the option of the holder no earlier than August 21, 2008. Debenture 1 bore interest at 12% per year, matured in August 2009, and was unsecured. All principal and unpaid accrued interest was due at maturity. In conjunction with the Debenture 1, the Company also issued warrants to purchase 5,000,000 shares of the Company’s Common Stock at $0.03 per share. The warrants expired on April 20, 2013. As a result, of issued warrants, the Company recorded a $150,000 debt discount during 2008 which has been fully amortized. The Company was in default on Debenture 1, and no warrants had been exercised before expiration.

F-28

On March 11, 2009, the Company entered into an unsecured Convertible Debenture (“Debenture 2”) with a shareholder in the amount of $15,000. Debenture 2 was convertible into Common Shares of the Company at $0.03 per share at the option of the holder. Debenture 2 bore interest at 12% per year, matured on March 11, 2014, and was unsecured. All principal and unpaid accrued interest was due at maturity. The Company was in default on Debenture 2.

As a result of the tainted issue by the derivative financial instrument of the convertible notes, The Company determined that the conversion features contained in Debenture 1 and Debenture 2 carrying value represents an embedded derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. See Footnote 10 for more information on derivative liabilities.

As of December 31, 2019, the Company’s derivative liabilities are embedded derivatives associated with the Company’s convertible notes payable. Due to the Notes’ conversion feature, the actual number of shares of common stock that would be required if a conversion of the note as described in Note 9 was made through the issuance of the Company’s common stock cannot be predicted. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the note and “marked to market” each reporting period through the statement of operations.

The Company used the Black-Scholes Model to measure the fair value of the derivative liabilities of $3,102,392 and will subsequently remeasure the fair value at the end of each reporting period and record the change of fair value in the consolidated statement of operation during the corresponding period.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Black-Scholes Option Pricing Model (“Black-Scholes Model”) using the following assumptions:

Year Ended December 31,
	2019	2018
Volatility	378.8% - 1,872.7%	182.9% - 247.1%
Risk-free interest rate	1.55% - 1.62%	2.36% - 2.72%
Expected term	.47 – 2.8	.13 – 5.14

Refer to Note 11 for the derivative liabilities associated with convertible debt instruments, at December 2019 and 2018.

F-29

The following is a schedule of convertible notes payable from December 31, 2018 to December 31, 2019.

Note #	Issuance	Maturity	Principal Balance 12/31/18	New Loans	Cash Paydown	Principal Conversions	Shares Issued Upon Conversion	Principal Balance 12-31-19	Interest Expense On Convertible Debt For Year Ended 12-31-19	Accrued Interest on Convertible Debt at 12-31-19
1	8/21/08	8/21/2009	$150,000	$–	$–	$–	–	$150,000	96,358	204,608
2	3/11/09	4/29/2014	15,000	–	–	–	–	15,000	8,640	19,465
7	2/9/16	On demand	8,485	–	–	–	–	8,485	1,697	2,412
7-1	10/28/16	10/28/2017	25,000	–	–	–	–	25,000	5,000	10,321
8	3/8/16	3/8/2017	1,500	–	–	–	–	1,500	300	9,863
9	9/12/16	9/12/2017	80,000	–	–	–	–	80,000	16,000	47,876
10	1/24/17	1/24/2018	55,000	–	–	(22,379)	50,009,000	32,621	10,665	23,212
11	1/27/17	1/27/2018	2,698	–	(2,698)	–	–	–	–	–
11-1	2/21/17	2/21/2018	25,000	–	–	(15,267)	44,518,593	9,733	4,008	2,533
11-2	3/16/17	3/16/2018	40,000	–	–	(19,968)	5,481,176	20,032	5,643	2,367
12	4/6/17	4/6/2018	31,997	–	–	(31,997)	1,695,400	–	2,490	996
13-1	4/21/17	4/21/2018	172,000	65,909	–	–	–	–	–	–
13-2	7/24/18	1/24/2019	–	–	–	(145,704)	156,065,401	92,205	16,431	24,002
18	1/19/18	1/19/2019	83,500	–	(48,072)	(35,428)	384,963	–	4,368	(119)
20	3/29/18	3/29/2019	25,100	–	–	(25,100)	112,844	–	131	–
21	4/9/18	4/9/2019	130,206	–	(127,691)	(2,515)	72,901	0	8,809	–
22	7/10/18	1/10/2021	1,040,000	110,832	(197,418)	–	–	953,414	116,675	116,675
25	8/13/18	2/13/2019	78,314	–	–	–	37,581,722	78,314	9,398	–
26	8/10/17	1/27/2018	20,000	–	–	–	–	20,000	3,000	4,533
27-1-4	12/10/18	12/10/2019	108,000	–	(54,289)	(53,711)	141,439,120	–	2,856	–
28	12/5/18	12/5/2019	100,000	–	(43,100)	(56,900)	125,056,692	–	4,900	–
29-1	11/8/19	11/8/2020	–	–	–	(14,796)	–	141,122	2,409	2,409
29-2	11/8/19	11/8/2020	–	–	–	–	–	62,367	–	–
30	7/26/19	7/26/2020	–	73,500	–	–	–	73,500	1,909	1,909
31	8/28/19	8/28/2020	–	120,000	–	–	–	120,000	3,288	3,288
32	5/22/19	5/10/2020	–	25,000	–	–	27,400,000	25,000	1,222	1,222
			–	–	–	–	–	–	–	–
			–	–	–	–	–	–	–	–
			$2,191,800	$395,241	$(473,268)	$(423,766)	589,817,812	$1,690,008	326,195	477,571

F-30

10.	FAIR VALUE MEASUREMENT

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•	Level 2 Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 12. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using terms in the notes that are subject to volatility and market price of the underlying common stock of the Company.

As of December 31, 2019, and December 31, 2018, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of December 31, 2019 and 2018, respectively, in the amounts of $3,102,392 and $1,870,625 have a level 3 classification.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2019, the Company’s stock price decreased from its initial valuation and thus, the derivative liability also decreased. Generally, as the stock price decreases for each of the related convertible notes that have an embedded derivative liability, the value of the derivative liability decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s convertible notes with an embedded derivative liability.

F-31

The Company used the Black-Scholes Model to measure the fair value of the derivative liabilities as $3,102,392 and $1,870,625 on December 31, 2019 and 2018, respectively, and will subsequently remeasure the fair value at the end of each period, and record the change of fair value in the consolidated statement of operation during the corresponding period. The Company recorded a net decrease of $2,842,145 and $629,176 in its derivative liability for years December 31, 2019 and 2018, respectively.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2018:

Derivative Liability, December 31,2017	$2,236,656
Day 1 Loss	987,021
Discount from derivatives	775,790
Resolution of derivative liability upon conversion	(1,770,997)
Mark to market adjustment	(357,845)
Derivative Liability, December 31, 2018	$1,870,625

The above tables also include derivative liabilities related to warrants to purchase common stock of $3,795 at December 31, 2018. Net loss for the period included mark-to-market adjustments relating to the liabilities held during the year ended December 31, 2018 in the amounts of $133,123.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2019, the Company’s stock price decreased from initial valuation. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

Derivative Liability, December 31,2018	$1,870,625
Day 1 Loss	24,762,381
Discount from derivatives	1,275,912
Derivatives settled	(2,856,994)
Mark to market adjustment	21,949,532
Derivative Liability, December 31, 2019	$3,102,392

The above tables also include derivative liabilities related to warrants to purchase common stock of $6,135 at December 31, 2019. Net gain for the period included mark-to-market adjustments relating to the liabilities held during the year ended December 31, 2018 in the amounts of $2,340.

F-32

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Black-Scholes Option Pricing Model (“Black-Scholes Model”) using the following assumptions:

Year Ended December 31,
	2019	2018
Volatility	378.8% - 1,872.7%	182.9% - 247.1%
Risk-free interest rate	1.55% - 1.62%	2.36% - 2.72%
Expected term	.47 – 2.8	.13 – 5.14

For the year-ended December 31, 2019, the Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Note 11.

11.	CAPITAL STOCK

During January 2020, the Company facilitated a reverse split of several of its Preferred Stock Classes which has been given retrospective treatment in these consolidated financial statements. In addition to the reverse stock split, management established new rights & privileges for certain classes of preferred stock. The reverse split ratio ranges from 1.6:1 to 307.7:1 resulting in a reclassification of $98,989 from preferred stock to additional paid in capital.

Blank Check Preferred Stock

As of December 31, 2019, the Company has designated 100,000,000 shares of Blank Check Preferred Stock zero of which have been issued.

2018 Preferred Stock Activity:

Series B Preferred Stock

During the year ended December 31, 2018, the holder of 33,999 shares of Series B Preferred Stock exercised the option to convert into 169,995 shares of Common Stock of the Company. Pre-reverse.

Series C Preferred Stock

During the year ended December 31, 2018, the Company issued 2 shares of Series C Preferred stock to the prior owners of Edgeview Properties for services provided to the Company.

Series H Preferred Stock

During the year ended December 31, 2018, the holder of 4,859,469 shares of Series H Preferred Stock exercised the option to convert into 6,074,223 shares of Common Stock of the Company. Pre-reverse.

F-33

Series I Preferred Stock

During the year ended December 31, 2018, the holder of 203,655 shares of Series I Preferred Stock exercised the option to convert into 305,483 shares of Common Stock of the Company. Pre-reverse.

In the fourth quarter of 2018, the Company agreed to issue 125,000,000 preferred I shares to Chairman of the Board and the CEO, which were reflected as preferred shares to be issued on the financial statements at a total cost of stock compensation of $200,000. The shares were issued in March 2019.

In the third quarter of 2019, the Company issued 250,000,000 shares of Series I Preferred Stock to officers of the Company, which were granted during year ended December 31, 2018. See Note 8, for more details.

Series K Preferred Stock

During the year ended December 31, 2018, the Company issued 8,200,562 shares of series K Preferred Stock to the prior owners of Red Rock Travel Group. The fair market value of the shares on the date of issuances was $0.0201 per share, at a total cost of $175,000. All shares were cancelled.

Series K-1 Preferred Stock

During the year ended December 31, 2018, the Company issued 1,447,457 shares of Series K-1 Preferred Stock in settlement of a note payable. The fair market value of the shares were valued at the face amount of the note of $100,000.

Series L Preferred Stock

During the year ended December 31, 2018, the Company issued 98,307,692 shares of Series L Preferred Stock to the prior owner of Platinum Tax Defenders. The fair market value of the shares on the date of issuances was $0.013 per share, at a total cost of $1,278,000.

2019 Preferred Stock Activity

Series I Preferred Stock

In the fourth quarter of 2018, the Company agreed to issue 125,000,000 preferred I shares to the Chairman of the Board and the CEO, which were reflected as preferred shares to be issued on the financial statements at a total cost of stock compensation of $200,000. The shares were issued in March 2019.

In the fourth quarter of 2019, the Company issued 165 shares of Series R preferred with a par value of $1,200

Series R Preferred Stock

The Company has designated shares of preferred stock as Series R Preferred Stock (“Series R”), with a par value of $1,200 per share, of which 165 shares were issued November 20, 2019 and outstanding as of December 31, 2019. Series R is awarded “Voting Right” at the ratio of 1 vote per share owned. Each one share of Series I convertible as defined in the agreement.

F-34

Common Stock

During the year ended December 31, 2018, the Company canceled 1,000,000 shares previously issued and issued 3,886,930 shares to third-party consultants. The fair market value of the shares on the date of issuances was $0.0186 to $0.0247 per share, at a total cost of $86,751. The Company also issued 3,428,571 shares in settlement of $240,000 in liabilities owed to a former officer of the Company.

Effective March 21, 2019, the Company completed a reverse stock split of 1500 :1 for common shares. In conjunction with the reverse stock split, the Company canceled 826  partial rounding shares to balance the shares outstanding.

May 8, 2019, the Company issued 500,000 shares of common stock with a par value of $0.001 to novate a convertible debt of $30,912.32. These Preferred “G” shares have a lock-up/leak-out limiting the sale of stock for 12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

In the second quarter of 2019, the Company converted 55,000,000 shares of Preferred Stock I into 82,500,000 shares of common stock at a par value of $0.001. Of the converted shares, 27,500,000 shares were owed by the Chairman of the Board and 27,500,000 shares were owned by the CEO.

During the years ended December 31, 2019 and 2018, respectively, the Company converted $423,766 and $748,571 of convertible debt and $604,628 and $251,733 in interest, penalties and fees into 593,817,812 shares (post reverse split of 1500:1) of the company’s commons stock.

12.	WARRANTS

Pursuant to the same consulting agreement, dated February 10, 2017, in addition to the 800,000 shares of common stock, the Company agreed to grant a total 800,000 warrants to the consultant for consulting services related to marketing and business development and are exercisable on the grant date and expire in three years. The initial allotment of 200,000 warrants were granted during the first quarter of 2017. The second allotment of 200,000 warrants were granted during the second quarter of 2017. The third allotment of 200,000 warrants were granted during the third quarter of 2017. The fourth allotment of 200,000 warrants were granted during the fourth quarter of 2017.

The Company determined that the warrants were tainted and therefore the carrying value represents an embedded derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Black-Scholes Model at the grant dates of the agreement (February 10, 2017, May 10, 2017, August 10, 2017 and December 10, 2017.) and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

On April 21, 2017, the Company entered into a Securities Purchase Agreement with an unrelated entity, pursuant to which the purchasers agreed to pay the Company an aggregate of up to $600,000 for an aggregate of up to 660,000 in Principal Amount of Notes. The first tranche of $330,000 was closed simultaneously (“Note 13-1”). The proceeds of $300,000, net of $30,000 Original Issuance Discount, was received by the Company.

In addition, in connection with this Securities Purchase Agreement, the Company granted purchasers 2,357,143 warrants with exercise price of $0.14 per share (“Warrants A”), 1,885,715 warrants with exercise price of $0.175 per share (“Warrants B”) and 1,571,429 warrants with exercise price of $0.21 per share (“Warrants C”). Warrants A, B and C are exercisable on the grant date and expire in three years, each of which represents 100% of the Principal Amount at the Closing divided by the respective exercise price.

F-35

During the year ended December 31, 2018, the Company entered into a note agreement for $1,040,000, as part of the note agreement the Company agreed to issue the noteholder warrants exercisable for 4,000,000 shares of common stock with a term of eight years, at an exercise price of $0.04. The terms also include a full-ratchet anti-dilution protection provision and therefore the Company has deemed them to be a derivative liability.

The initial and ending valuation of the warrants as of December 31, 2018 are as follows:

Year Ended December 31, 2018
Initial Valuation	$89,359
Ending Value	$3,795

The table below set forth the assumptions for the Black-Scholes Model on each initial date and December 31, 2018:

Year Ended December 31, 2018
Volatility	213% - 494%
Risk-free interest rate	0.147% - 0.269%
Expected term	2.11 – 2.53

Accordingly, the Company recorded warrant expense of $133,123 during the year ended December 31, 2018.

The initial and ending valuation of the warrants as of December 31, 2019 are as follows:

Year Ended December 31, 2019
Initial Valuation	$3,795
Ending Value	$6,135

The table below set forth the assumptions for the Black-Scholes Model on each initial date and December 31, 2019:

Year Ended December 31, 2019
Volatility	1,847% - 1,861%
Risk-free interest rate	1.60% - 1.83%
Expected term	0.5 – 7.0

Accordingly, the Company recorded warrant expense of $2,340 during the year ended December 31, 2019.

F-36

The following tables summarize all warrant outstanding as of December 31, 2019, and the related changes during this period. The warrants expire three years from grant date, which as of December 31, 201 is 2.31 years. The intrinsic value of the warrants as of December 31, 2019 was $-0-.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2019	6,614,287	$0.21
Granted	–	–
Exercised	–	–
Expired	–	–
Balance at December 31, 2019	6,614,287	0.21
Warrants Exercisable at December 31, 2019	6,614,287	$0.21

13.	STOCK OPTIONS

The Company previously agreed to grant Mr. Roberts stock options for a minimum of 300,000 shares of the Company's common stock at an exercise price of 50% of the current last ten (10) day stock average per share, and 600,000 shares of common stock as a key officer employment incentive to be earned and vested on a pro rata basis at 25,000 shares per month for twenty-four (24) months. The fair value of both 300,000 options and 600,000 shares were determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.226 per share. Accordingly, the accrued expense was $135,600 as of December 31, 2017. On August 8, 2017, Mr. Roberts accepted the offer from the Company to issue 3,000,000 common shares to supersede all his options and warrants in the employment agreement.

After the cancellation of the above transaction, there were no stock options issued as of December 31, 2017, 2018 or 2019.

14.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company had operating lease expense of $217,090 and $242,567 for the year ended December 31, 2019 and 2018, respectively, consisting of the followings.

	For the year ended
	December 31, 2019	December 31, 2018

Restaurants	$75,904	$72,121
Lot	65,208	73,782
Office	71,557	96,664
Equipment Rentals	4,421	–
Total	$217,090	$242,567

F-37

The Company has property leases that are renewable on an annual basis, with no long-term property leases.

We have an employment agreement, renewed May 15, 2014, with the Chairman, Mr. Thompson amended on July 27, 2017, effective January 1, 2017 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined the agreement. We provide for compensation of $25,000 per month along with additional incentives.

We have an employment agreement with the Chief Executive Officer, Mr. Cunningham, amended on July 27, 2017, effective on January 1, 2017 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined the agreement. We provide for compensation of $25,000 per month.

We have an employment agreement with the Chief Operating Officer, effective June 13 2016 to December 31, 2021 with automatic extension for additional successive one (1) year renewals terms unless terminated as defined in the agreement. We provide for compensation of $10,000 per month.

We have an employment agreement with a subsidiary manager, effective May 31, 2019 with a term of 5 years, whereby we provide for compensation of $17,333 per month along with a bonus incentive if financial performance measures are met.

We have an employment agreement with a subsidiary manager, effective July 1, 2018 with a term of 5 years, whereby we provide for compensation of $20,000 per month along with a bonus incentive if financial performance measures are met.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

The Company acquired Redrock Travel on May 1, 2018. It was determined by the BOD to terminated the acquisition agreement and to file with the State of Florida the cancelation of the Redrock Stock Class.

15.	INCOME TAXES

At December 31, 2019, the Company had federal and state net operating loss carry forwards of approximately $14,586,354 that expire in various years through the year 2038.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2019 and 2018.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2019 and 2018 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $3,815,102 and $3,815,102, respectively, less a valuation allowance in the amount of approximately $3,815,102 and $3,815,102, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2019 and 2018. The valuation allowance increased by approximately $811,314 for the year ended December 31, 2019.

F-38

The Company’s total deferred tax asset as of December 31, 2019 and 2018 is as follows:

	2019	2018
Deferred tax assets	$3,815,102	$3,815,102
Valuation allowance	(3,815,102)	(3,815,102)

Net deferred tax asset	$–	$–

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the years ended December 31, 2019 and 2018 is as follows:

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The provisional amounts incorporate assumptions made based upon the Company’s current interpretation of the Tax Reform Act and may change as the Company receives additional clarification and implementation guidance.

16.	SEGMENT REPORTING

The Company has four reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information:

(1)	Affordable Housing (We Three),
(2)	Pizza Restaurant (Romeo’s NY Pizza),
(3)	Italian Ice Franchised Stores and Franchisor (Repicci’s Group),
(4)	Tax Resolution Services (Platinum Tax and Key Tax), and
(5)	Travel Services (Red Rock Travel has been discontinued May 31, 2019)

These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments What is allocated. Other revenue consists of nonrecurring items.

The Affordable Housing segment leases and sells mobile homes as an option for a homeowner wishing to avoid large down payments, expensive maintenance costs, large monthly mortgage payments and high property taxes and insurance which is a common trait of brick and mortar homes. Additionally, if bad credit is an issue preventing potential home owners from purchasing a traditional house, the Company will provide a "lease to own" option so people secure their family home.

The Pizza Restaurant segment includes sales and operating results for all Company-owned restaurants. Assets for this segment include equipment, furniture and fixtures for the Company-owned restaurants.

Repicci’s Group offers Italian Ice franchises under the well-known name “Repicci’s Italian Ice”. These franchised stores specialize in the distribution of nonfat frozen confections.

F-39

The number of franchise agreements in force as of December 31, 2019 was forty-five (45), seven (7) new state of the art “mobile” units.

Platinum Tax Defenders and Key Tax provides tax resolution services to individuals and companies that have federal and state tax liabilities. The company collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

	As of	As of
	December 31, 2019	December 31, 2018
Assets:
Affordable Housing Rentals	$299,565	$318,285
New York Style Pizza Restaurant	398,253	108,908
Italian Ice Franchise Group	27,735	169,030
Tax Resolution Services	4,302,238	60,578
Others	269,401	2,684,265
Consolidated assets	$4,907,113	$3,341,066

	December 31, 2019	December 31, 2018
Revenues:
Affordable Housing Rentals	$176,882	$186,096
New York Style Pizza Restaurant	626,123	602,866
Italian Ice Franchise Group	207,658	538,156
Tax Resolution Services	3,530,480	899,748
Other	–	147,072
Consolidated revenues	$4,541,142	$2,373,938

Cost of Sales:
Affordable Housing Rentals	$174,433	$182,690
New York Style Pizza Restaurant	454,691	446,880
Italian Ice Franchise Group	176,904	503,478
Tax Resolution Services	1,491,053	337,986
Other	–	156,664
Consolidated cost of sales	$2,297,081	$1,627,698

Income (Loss) from operations from subsidiaries
Affordable Housing Rentals	$(18,720)	$(1,468)
New York Style Pizza Restaurant	10,350	28,336
Italian Ice Franchise Group	(47,983)	(10,395)
Tax Resolution Services	114,773	(168,851)
Loss from operations	58,420	$(152,378)

Loss from operations from Cardiff Lexington	$(1,374,409)	$(3,297,873)

Income (Loss) before taxes
Affordable Housing Rentals	$(18,720)	$(1,468)
New York Style Pizza Restaurant	7,591	28,336)
Italian Ice Franchise Group	(52,313)	(10,395)
Tax Resolution Services	82,354	(168,851)
Other	(6,382,542)	(6,112,252)
Consolidated income (loss) before taxes	$(6,363,630)	$(6,265,252)

F-40

17.	SUBSEQUENT EVENTS

During January 2020, the Company facilitated a reverse split of several of its Preferred Stock Classes which has been given retrospective treatment in these consolidated financial statements. In addition to the reverse stock split, management established new rights & privileges for certain classes of preferred stock. The reverse split ratio ranges from 1.6:1 to 307.7:1 resulting in a reclassification of $98,989 from preferred stock to additional paid in capital. The rights and privileges were changed with unanimous consent of all parties. All holders agreed to replace existing rights and privileges with new uniform conditions and a simplified uniform preferred $4 per share stated value.

On January 9, 2020, the Company executed Boards of Directors consent to issue 25,000 warrants and a free trading common share certificate in the amount of 35,000,000 shares of common stock for settlement of a dispute regarding a threatened lawsuit.

On January 27, 220, the Company hired a Chief Financial Officer.

The Board of Directors declared a bonus to the Chairman of the Board and the Chief Executive Officer in the amount of $150,000 each for the year ending December 31, 2019.

F-41

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item 13. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee	$45.48
Accounting fees and expenses *	$6,000
Legal fees and expenses	$15,000
Transfer agent and registrar fees *	$1,200
Printing expenses *	$100
Miscellaneous *	$100
Total	$22,445.48

* Estimated expenses.

Item 14. Indemnification of Officers and Directors

Under the FBCA, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the FBCA, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The FBCA provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, our bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

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Item 15. Recent Sales of Unregistered Securities

Other than as disclosed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and/or Current Reports on Form 8-K, there were no unregistered sales of equity securities. All of the securities discussed above were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

As of September 30, 2019, the Company issued shares of its common stock in an amount equal to $950,237 upon conversion of notes payable issued by the Company.

The preceding securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date

3.1	Articles of Incorporation	10SB12G	3.1	3/27/2002
3.2	Articles of Amendment	10SB12G	99	3/27/2002
3.3	Articles of Amendment	10SB12G	99	3/27/2002
3.4	Articles of Amendment adopted July 18, 2012	8-K/A	3.1	8/9/2012
3.5	Articles of Incorporation dated August 22, 2014	8-K	3.1	9/15/2014
3.6	ByLaws	8-K	3.2	9/15/2014
3.7	Certificate of Designation for Series R Preferred Stock	8-K	3.1	11/25/2019

5.1*	Legal Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement	8-K	10.1	11/25/2019
10.2		8-K	10.2	2/11/2015
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of Daszkal Bolton LLP
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

______________________

*	Filed herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes

1.To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 30, 2020.

DATE	SIGNATURE	TITLE

April 30, 2020	/s/ Alex Cunningham	Chief Executive Officer,
	Alex Cunningham	(Principal Executive Officer, Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

April 30, 2020	/s/ Alex Cunningham	Chief Executive Officer,
	Alex Cunningham	(Principal Executive Officer)

April 30, 2020	/s/ Daniel Thompson	Chairman of the Board of Directors
Daniel Thompson

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